SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                      AMENDMENT NO. 4 TO FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.
		----------------------------------------------
                    (Exact Name of Registrant as Specified)



           NEVADA                          2870                   26-4113729
----------------------------   ----------------------------   -------------------
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)    Identification No.)
       Organization)




                       ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                    HI-TECH ZONE, XI'AN P. R. CHINA 712100
                		F 086 29-88331685
  --------------------------------------------------------------------------
  (Address and telephone number of principal executive offices and principal place of business)



			   Silver Shield Services, Inc.
				  P. O. Box 3540
			    Silver Springs, NV 89429
 				  (775) 577-4822
	   ---------------------------------------------------------
           (Name, address and telephone number of agent for service)


                                  Copies to:

                              CHEN MIN, PRESIDENT
                      ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                       HI-TECH ZONE, XI'AN P. R. CHINA 712100
                                 (086) 29-88331685


                              CHARLES BARKLEY, ESQ.
                          6201 FAIRVIEW ROAD, SUITE 200
                               CHARLOTTE, NC 28210
                                  (704) 944-4290
                               (704) 944-4280 (FAX)

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company [X]








                        CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF SECURITIES 		AMOUNT TO BE          PROPOSED              PROPOSED           	    AMOUNT OF
TO BE REGISTERED                               REGISTERED (1)	MAXIMUM OFFERING PRICE	MAXIMUM AGGREGATE	REGISTRATION FEE
                                                                   PER SECURITY (2)   	OFFERING PRICE (2)
---------------------------------	       --------------	----------------------	------------------	----------------
Shares of common stock, $0.001 par value	    2,979,021            $.10              $297,790           		 11.71
Total                                               2,979,021            $.10              $297,790            		 11.71



(1) The registration fee for the shares of the selling security holders is based upon a value of $.10. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The selling security holders are offering 2,979,021 of the shares, which we are registering. These shares will be sold at $.10 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 27, 2010

                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                       2,979,021 SHARES OF COMMON STOCK

     This is a prospectus for the resale of up to 2,979,021 shares of our common stock, par value $0.001 per share, by the selling stockholders of Zhongke Biotec Agriculture (USA), Inc. identified in this prospectus under "Selling Securityholders" who are offering shares at a selling price of $.10 per share. The selling shareholders paid $0.002 per share by contributing property valued at $181,935 in exchange for the issuance of 84,999,000 shares.

   These shares may be sold by the selling stockholders from time to time in the over-the-counter market, other national securities exchanges, or an automated interdealer quotation system on which our common stock is then traded or quoted, through negotiated transactions at negotiated prices or otherwise at market prices prevailing at the time of sale. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

   Our common stock is presently not traded on any market or securities exchange and we have not begun to take steps to make the shares available for trading. The sales price to the public is fixed at $.10 per share. The Company is not able to apply for OTC Bulletin Board trading on its own. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering, but there can be no assurance that we will be successful.

   The shares of Common Stock offered from time to time by the selling security holders under this prospectus consist of 2,979,021 shares exchanged in a private placement during 2008. All selling security holders are statutory underwriters.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering (currently estimated to be $89,530, but all selling and other expenses incurred by the selling stockholders will be borne by them. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value.


   Until ________________, 2010 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

   For investors outside the United States: Neither we nor any of the statutory underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO CAREFULLY CONSIDER THE ``RISK FACTORS'' ON PAGE 8 ELSEWHERE IN THIS PROSPECTUS

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



TABLE OF CONTENTS
Summary
-	Our Business						3
-	About this Offering					3
-	Corporate Information History				3
The Offering							4
Risk Factors							4
-	Risks related to our business and industry		4
- 	Risks relating to our securities			7
Special note regarding forward looking statements		12
Where you can find more information				13
Use of Proceeds							13
Determination of Offering Price					13
Market for our Securities and Related stockholder matters	13
Management Discussion and Analysis and Plan of Operation	13
Business							24
Industry Overview						25
Patents and Intellectual Property				25
Legal Proceedings						27
Directors, Executive Officers, Promoters, and Control Persons	28
Executive Compensation						28
Certain relationships and related transactions			29
Selling Stockholders						30
   - Selling Stockholder Table					31
Plan of distribution						32
Description of securities					33
Transfer Agent							35
Limitation of Liability and Indemnification			35
Legal Matters							35
Experts								35
Financial Information						36

                            SUMMARY FINANCIAL DATA


At present, our monthly "burn rate" is about $10,248, and the sales of spaceflight products (such as vegetable and vegetable seeds, crop seeds) will be the main source of our revenue in the future. Our principal shareholders will continue to invest parts of their funds for operation of the company.

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the years ending December 31, 2007 and 2008.



                                           YEARS ENDED DECEMBER 31,	 NINE MONTHS ENDED JUNE 30,
                                               2007	    2008            2008	    2009
					   -----------	-----------	-----------	-----------
STATEMENT OF OPERATIONS DATA:
  Revenues                                 $    14,932	$    41,162	$    25,518     $   131,347
Operating expenses                             805,417      989,641         989,641  	    259,406
Net loss                                      (790,485)    (948,479)       (354,066)	   (128,059)
BALANCE SHEET DATA:
Total cash and cash equivalents            $   352,887	$    61,392        	     	$    19,237
Total assets                                 1,319,308      568,470      	    	    540,687
Stockholders' equity                        (2,697,615)  (3,826,982)          		 (3,726,420)








                                    SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Zhongke Biotec Agriculture (USA), Inc.., a Nevada corporation.


OUR BUSINESS

     Business focuses on development certain new seed varieties, including Hangfeng I cotton seeds. Currently, Hangmai 126 wheat seeds and Hangfeng III cotton seeds are being regionally tested in primary wheat-producing regions such as Shaanxi, Henan, Shanxi, Xinjiang, etc., and are expected to enter full-scale production in two to three years. Persistent company effort remains in the field of space-mutation breeding, also known as spaceflight breeding. The sale of such spaceflight-bred varieties as crop seeds, germchit, vegetables, flowers, etc., is a primary source of revenue. We are actively marketing the Hangfeng I cotton seeds to several large-scale domestic cotton efforts in the Shaanxi province, and efforts to expand marketing efforts and target base are increasing. We strive to sell directly to the farmers.

We expect that our principal sources of revenue will be from the sales of genetically modified seeds on a bulk sales basis to farmers and farm supply companies. While we have proprietary rights to a number of such seeds, each must be certified for sale by the central or provincial government. Currently, we have one seed, Hang Feng number 1 (a form of genetically modified cotton) which has been approved for sale in the Shaanxi province of China. We have applications pending for several varieties of wheat but have not yet obtained approval. Even with government approval, we need several growing cycles to produce seeds in sufficient quantities to make bulk sales to farmers and supply companies. We expect to generate revenues from the sale of our Hang Feng cotton during the next growing season and believe that we will be able to add additional precuts and additional provinces thereafter.

In the interim we sell all of our seeds on an experimental or research basis. Our revenues today have come from sales of plants and their seeds on an experimental basis. Revenues from sales of experimental seeds are not considered revenues from operations and may not occur on a consistent basis. We may also consider licensing and joint ventures arrangements to supplement revenues in the future.

CORPORATE INFORMATION AND HISTORY

We were founded in 2007 as Zhongke Biotec Agriculture (USA), Inc., a Nevada corporation on October 25, 2007. Our principal office is located at A-28,VAN METROPOLIS,#35 TANGYAN ROAD, XI'AN, SHAANXI, PRC, (710065). . The Company's telephone number is +86-29-8883-0106 (OFFICE).The CEO of the Company is Ms. Chen, Min.


RECENT TRANSACTIONS


     In October, 2007 we established the Company for the purpose of effecting a reverse acquisition. We issued securities to our securities counsel in reliance upon exemption from registration contained in section 4(2)of the Securities Act and to for Chinese nationals in reliance upon registration exemption contained in Regulation S. A plan of merger between Success Mater and the Company was executed in July 2008. Under the terms of the plan of merger, we acquired Success Mater by issuing 84,999,000 shares to a non-U. S. company under Regulation S. In exchange, we received 100% of the shares of Success Mater. Thereafter, Success Mater exchanged the shares held to their non-U. S.
shareholders, being the shareholders of Zhongke in the People's Republic of China. As a result of these transactions the business of Success Mater and its subsidiaries became the business of the Company. Upon the effectiveness of this registration certain of the shareholders will offer for resale certain of the shares issued by the Company in those transactions.

     We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation S promulgated there under, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

                                 THE OFFERING

THE OFFERING

   All selling security holders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters under the Securities Act of 1933. and any broker-dealer executing sell orders on behalf of the selling stockholders will be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Common stock offered by the selling stockholders:

Common stock outstanding                        86,000,000 shares (1)


Use of proceeds                       		We  will  receive none  of  the
						proceeds from the sale  of  the
						shares    by     the    selling
                                       		stockholders.

Risk Factors  					You  should  read  the  section
						titled       "Risk     Factors"
						beginning on page 11  as   well
						as other cautionary  statements
                				throughout   this    prospectus
						before investing in any  shares
						offered hereunder.



Risk Factors

You should read the section titled "Risk Factors" elsewhere in this prospectus as well as other cautionary statements throughout this prospectus before investing in any shares offered hereunder.




SELLING STOCKHOLDERS



     Under Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable on the occurrence of a stock split, stock dividend or other similar transaction.

                                 RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.


WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company entering an unproven industry with limited resources. Although we have developed working prototypes of genetically modified seed, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had no revenues from our planned operation. We may never be able to become profitable. You will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are unsuccessful.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

OUR AUDITORS HAVE NOTED THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

As indicated in the accompanying consolidated financial statements, we had an accumulated shareholders' equity deficit of $3,726,420at September 30, 2009 that includes losses of $127,607 and $933,529 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. In addition, we had a working capital deficiency of $4,131,293 and a shareholders' deficiency of $3,726,420 at September 30, 2009. We may be forced to try to raise capital from external forces of substantially curtail or seize our current business activities. Financial markets have reported a serious downturn during 2008 which limits the opportunities for small developmental stage companies to obtain capital. There can be no assurance that capital will be available to the company on any terms at all. Even if the company locates sources of capital, the terms could be unattractive and could have a significant diluted effect on the company's existing shareholders

WE HAVE HAD NO REVENUES AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had no revenues from planned operations, but have sold modified goods on an experimental basis. Since inception through September 30, 2009, the total sales of experimental materials have been $189,832 We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2009 and subsequent fiscal periods. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

COMPETITION IN SEEDS AND AGRICULTURAL PRODUCT IS INTENSE AND DOMINATED BY MUCH LARGER, BETTER FINANCED COMPETITORS

Competition for seed and genetically modified seed is dominated on a worldwide basis by the Monsanto Company of Saint Louis, Missouri. The genetically modified seed segment of Monsanto is roughly a $1 Billion annual revenue enterprise and they routinely obtain patents or legal protections for various commercial hybrid seeds, germplasms and related products. While we believe that our genetically modified seed in a zero gravity environment will offer competitive advantages, we may be unable to successfully compete on price, marketing, availability, performance or related services. We currently do not have any protections for our hybrid seed and we may be unable to stand challenges for such protections should they occur.


WE MAY BE UNABLE TO DEFEND CLAIMS AGAINST OUR INTELLECTUAL  PROPERTY  RIGHT AND
EVEN   A  SUCCESSFUL  DEFENSE  CAN  BE  EXTENSIVE  AND  MATERIALLY  EFFECT  OUR
PROFITABILITY OR ABILITY TO CONTINUE IN BUSINESS

In the event that we are able to successfully obtain intellectual property protections for our hybrid seeds and agricultural products, we may face legal challenges or unlawful infringement. The cost to defend intellectual property right can be prohibited and, even if successful, can have a material adverse effect on revenues and earnings. If we are unable to successfully defend our intellectual property or if the costs to such defense are too burdensome, our ability to continue in business can be threatened. Further, pilfering, reverse or other engineering or technological advances could render our products obsolete or diluted unexpectedly. We expect the pace of technological advances in genetically modified and other hybrid seeds to accelerate. Further, we may experience difficulty licensing our technology in circumstances where the intellectual property rights are in question.

OUR HYBRID SEEDS CANDIDATES ARE BASED ON NEW AND UNPROVEN TECHNOLOGIES

Our hybrid seed candidates are in development based on new and unproven technology utilizing a zero gravity environment in combination with established processes of mutation. While we believe these technologies will yield substantial improvements in crops grown from our modified seeds, the current state of science in this area has many unanswered questions and we may be unable, with our limited resources, to successfully resolve issues that may arise.

OUR  INDUSTRY  IS  SUBJECT  TO  SUBSTANTIAL   REGULATION   FROM  A  VARIETY  OF
JURISDICTIONS AND IT MAY BE PROHIBITIVELY EXPENSIVE OR IMPOSSIBLE TO COMPLY WITH ALL REGULATORY REQUIREMENTS

The research, development, manufacture, sale and distribution of modified or hybrid seeds are subject to intense and expensive regulatory scrutiny. To commercialize our products we will need to obtain patents, or other plant protections including environmental, food and drug approvals, plant and planting approvals and other legislative or regulatory hurdles. In some instances approval will be required from multiple jurisdictions or multiple regulatory bodies even if we successfully obtain workable prototypes for our hybrid seeds, there is no assurance that we will be able to manage the financial and scientific resources needed to obtain and maintain regulatory approval.

Our hybrid seed and crops grown there from may be subject to commercial, governmental or public disapproval.

While we believe the regulatory hurdles necessary for the same and distribution of out hybrid seeds will sufficiently protect the interests of the public, we expect that serious issues may be raised from a number of interested parties of groups about the potential for harmful or adverse effects. Current issues involving disorders in honey bees and other wild life concerns may implicate genetically modified or hybrid seeds and crops grown there from. We may not be able to predict the various complaints or arguments that may be raised with respect to our product specifically or the industry in general. There have been reports of outsiders devastating fields in the process of growing genetically modified products. To the extent that any wild life or public health concern becomes associated with our products or industry we would expect significant adverse consequences to our revenues and earnings which may make it difficult or impossible to continue our operations.



IF WE FAIL TO IMPLEMENT OUR COMMERCIALIZATION STRATEGY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. Our future financial performance and success are dependent in large part upon our ability to implement our commercialization strategy successfully. We have not engaged third party consultants to identify potential clients for our technology. We may not be able to successfully implement our commercialization strategy with or without the involvement of third parties. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to successfully implement some or all of the initiatives of our business plan, our operating results may not improve to the extent we expect, or at all.

Implementation of our commercialization strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty achieving our strategic objectives. We may also decide to alter or discontinue certain aspects of our business strategy at any time. Any failure to successfully implement our business strategy may adversely affect our business, financial condition and results of operations and thus our ability to service our indebtedness, including our ability to make principal and interest payments on our indebtedness.

WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business and will need additional capital to continue implementing our business plan. We have generated no revenue. We will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.



WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE HAVE NEVER  PAID  DIVIDENDS  ON  OUR  COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN INVESTOR  IN  OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

AN ARBITRARY DETERMINATION OF  THE  OFFERING  PRICE  INCREASES  THE  RISK  THAT
PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

The offering price for the shares of $0.10 was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all. Selling security holders are offering shares at a selling price of $.010 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.


BECAUSE OUR SHARES ARE DEEMED HIGH RISK "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.


The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.


      RISKS RELATING TO DOING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA


WE ARE SUBJECT TO THE POLITICAL AND ECONOMIC POLICIES OF THE PEOPLES REPUBLIC OF CHINA, AND GOVERNMENT REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR INTENDED BUSINESS.

All of our assets and operations are in the PRC. As a result our operating results and financial performance as well as the value of our securities could be affected by any adverse changes in economic, political and social conditions in China.

The Chinese government adopted an "open door" policy to transition from a planned economy to a market driven economy in 1978. Since then the economy of the PRC has undergone rapid modernization although the Chinese government still exerts a dominant force in the nation's economy. This continues to include reservation to the state of land use rights and includes controls on foreign exchange rates and restrictions or prohibitions on foreign ownership in various industries including agriculture. All lands in China are state owned and only restricted "land use rights" are conveyed to business enterprises or individuals.



The Chinese government operates the economy in many industries through various five-year plans and even annual plans. A large degree of uncertainty is associated with potential changes in these plans. Since the economic reforms have no precedent, there can be no assurance that future changes will not create materially adverse conditions on our business.



Due to the limited effectiveness of judicial review, public opinion and popular voting there are few avenues available if the governmental action has a negative effect. Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

THERE  ARE  RISKS INHERENT IN DOING BUSINESS IN CHINA OVER  WHICH  WE  HAVE  NO
CONTROL.

The political and economic systems of the PRC are very different from the United States and more developed countries. China remains volatile in its social, economic and political issues which could lead to revocation or adjustment of reforms. There are also issues between China and the United States that could result in disputes or instabilities. Both domestically and internationally the role of China and its government remain in flux and could suffer shocks, or setbacks that may adversely affect our business.

THE CHINESE LEGAL SYSTEM IS MUCH DIFFERENT FROM THAT OF THE UNITED STATES WITH CONSIDERABLY LESS PROTECTION FOR INVESTORS, AND IT MAY BE EXTREMELY DIFFICULT FOR INVESTORS TO SEEK LEGAL REDRESS IN CHINA AGAINST US OR OUR OFFICERS AND DIRECTORS, INCLUDING CLAIMS THAT ARE BASED UPON U.S. SECURITIES LAWS.


All of our current operations are conducted in China. All of our current directors and officers are nationals or residents of China. It may be difficult for shareholders to serve us with service of process in legal actions. All of the assets of these persons are located outside the United States in China. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. As a result there is no established body of law that has precedential value as is the case in most western legal systems. Differences in interpretations and rulings can occur with little or no opportunity for redress or appeal.

As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our officers and directors. Even if service of process was successful, considerable uncertainty exists as to whether Chinese courts would enforce U. S. laws or judgments obtained in the United States. Federal and state securities laws in the U. S. confer substantial rights to investors and shareholders that have no equivalent in China. Therefore a claim against us or our officers and/or directors or even a final judgment in the U. S. based on U. S. may not be heard or enforced by the Chinese courts.

In 1979, the PRC began to adopt a complex and comprehensive system legal system and has approved many laws regulating economic and business practices in the PRC including foreign investment. Currently many of the approvals required for our business can be obtained at a local or provincial level. We believe that it is generally easier and faster to obtain provincial approval than central government approval. Changes to existing laws that repeal or alter the local regulatory authority and replacements by national laws could negatively affect our business and the value of our securities.

China's regulations and policies include limits on foreign investments including investment in agriculture businesses and are still evolving. Definitive regulations and may affect percentage ownership allowed to foreign investment or even controls on the return on equity. Further, the various proposals are conflicting and we may not be aware of possible violations.


NEW CHINESE LAWS MAY RESTRICT OUR ABILITY TO CONTINUE TO MAKE ACQUISITIONS OF BUSINESSES IN CHINA.

New regulations on the acquisition of businesses commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange) were jointly adopted on August 8, 2006 by six Chinese regulatory agencies with jurisdictional authority. Known as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors the new Rule requires creation of offshore Special Purpose Ventures, or SPVs, for overseas listing purposes. Acquisitions of domestic Chinese companies require approval prior to listing securities on foreign exchanges.

We obtained the approvals that we believe are required in making the acquisitions that formed the present company. Nonetheless, our growth has largely been by acquisition and we intend to continue to make acquisitions of Chinese businesses. Since the "SAFE" rules are very recent there are many ambiguities and uncertainties as to interpretation and requirements. These uncertainties and any changes or revisions to the regulations could limit or eliminate our ability to make new acquisitions of Chinese businesses in the future.

WE MAY BE AFFECTED BY RECENT CHANGES TO CHINA'S FOREIGN INVESTMENT POLICY, WHICH WILL CHANGE THE INCOME TAX RATE FOR FOREIGN ENTERPRISES.

On January 1, 2008 a new Enterprise Income Tax Law will take effect. The new law revises income tax policy and sets a unified income tax rate for domestic and foreign companies at 25 percent. It also abolishes favorable treatment for foreign invested enterprises. When the new law takes effect, foreign invested enterprises will no longer receive favorable tax treatment. Any earnings we may obtain may be adversely affected by the new law.

CHINA CONTROLS THE CURRENCY CONVERSION AND EXCHANGE RATE OF ITS CURRENCY, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.


The Chinese government imposes control over the conversion of the Chinese currency, the Renminbi, into foreign currencies, although recent pronouncements indicate that this policy may be relaxed. Under the current system, the People's Bank of China publishes a daily exchange rate based on the prior day's activity which controls the inter-bank foreign exchange market. Financial institutions are permitted a narrow range above or below the exchange rate based on then current market conditions. Since 1997 the State Council has prohibited restrictions on certain international payments or transfers for current account items. The regulations also permit conversion for distributions of dividends to foreign investors. Investment in securities, direct investment, and loans, and security investment, are still subject to certain restrictions.

For more than a decade the exchange rate for the Renminbi ("RMB") was pegged against the United States dollar leaving the exchange rates relatively stable at roughly 8 RMB for 1 US Dollar. The Chinese government announced in 2005 that it would begin pegging the Renminbi exchange rate against a basket of currencies, instead of relying solely on the U.S. dollar. This has recently caused the dollar to depreciate as against the RMB. As of November 23, 2007, the rate was 7.3952 RMB for 1 US Dollar. Since all of our expected operations are in China, significant fluctuations in the exchange rate may materially and adversely affect our revenues, cash flow and overall financial condition.


CHINESE LAW REQUIRES APPROVAL BY CHINESE GOVERNMENT AGENCIES AND COULD LIMIT OR PROHIBIT THE PAYMENT OF DIVIDENDS FROM ANY PROCEEDS OBTAINED FROM LIQUIDATION OF OUR ASSETS.


All of our assets are located inside the Peoples Republic of China. Chinese law governs the distributions that can be made in the event of liquidation of assets of foreign invested enterprises. While dividend distribution is allowed it is subject to governmental approval. Liquidation proceeds would also be subject to foreign exchange control. We are unable to predict the outcome in the event of liquidation insofar as it affects dividend payment to non- Chinese nationals.


CHINA HAS BEEN THE LOCALE FOR THE OUTBREAK OF VARIOUS DISEASES AND A PANDEMIC CAUSED BY DISEASES SUCH AS SARS, THE AVIAN FLU, OR SIMILAR DISEASES COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR WORKERS AND EVEN THE CHINESE ECONOMY IN GENERAL, WHICH MAY ADVERSELY AFFECT BUSINESS.


 The World Health Organization reported in 2004 that large scale outbreaks of avian flu throughout most of Asia, including China, had nearly caused a pandemic that would have resulted in high mortality rates and which could cause wholesale civil and societal disruption. There have also been several potential outbreaks of similar pathogens in China with the potential to cause large scale disruptions, such as SARS, pneumonia and influenza. Any future outbreak which infiltrates the areas of our operations would likely have an adverse effect on our ability to conduct normal business operations.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Company, reference is made to the
Registration Statement. Statements contained in this prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

     You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services.

     We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission.


                               USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $89,530.


                       DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares at $.10 per share. Prior to this offering, there has been no market for our shares. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


           MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

DIVIDEND POLICY

     We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS

                                     FOR

                       SUCCESS MATER INVESTMENT, LTD.,
                          A DEVELOPMENT STAGE COMPANY

The  discussion  contained  in  this   prospectus   contains   "forward-looking
statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7. The individuals establishing the Zhongke USA Nevada shell company were not the same individuals that formed Success Mater or Zhongke. The Nevada shell company was established by the current securities counsel and consultants to the Company. These persons did not have any ownership of the subsidiary companies originally, the consultants intended to reverse merge Success Mater into an existing "pink sheet shell" that was incorporated in Delaware. Zhongke USA was established for the purpose of reincorporating the Delaware entity to Nevada. The originally planned reverse merger failed and Success Mater resolved to effect the reverse merger through the existing Nevada Corporation instead.

On  July  25,  2008,  the  shareholder  of  Zhongke  USA entered into a Plan of
Exchange Agreement (the "Plan") with the shareholders of Success Mater Investment Limited ("Success Mater"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to the completion of the Plan, Success Mater became a wholly-owned subsidiary of Zhongke USA.

Success Mater Investment Limited "Success Mater"). a Hong Kong corporation was formed on September 17, 2004, for the purpose of seeking and consummating a merger or acquisition with a private corporation. In April, 2007, we acquired 100% of the ownership of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan") Qinyuan was established to seek and consummate a merger or acquisition with a private company. Qinyuan, in turn, had acquired 97.72 % of the ownership of Shaanxi Zhongke Spaceflight Agriculture Development Stock Co, Inc. ("Zhongke") on January 5, 2007.

Zhongke is a corporation organized under the laws of the PRC on August 26, 2003. On December 27, 2007 Zhongke entered a joint venture with Mr. Zhang Hongjun under the name Shaanxi Zhongke Lvxiang Development, Ltd, ("Lvxiang") which is now a subsidiary of the Zhongke. All of our operations are conducted through Zhongke and its subsidiary, Lvxiang. Except when clearly specified, references to "Zhongke USA" or the "Company" include the consolidated results of all Success Mater, Qinyuan, Zhongke, and Lvxiang.

Zhongke is located in the Shaanxi Province in Northwest China. We are researching the breeding, producing, vending of seeds that have been modified in a zero gravity atmosphere outside the earth's atmosphere. We hope to develop seed with substantially greater yields, increased resistance to disease, and heartier crops through this process. Our products are expected to include seeds and Chinese herbals.. We also are experimenting in cultivation of a variety of horticultural crops, flowers and vegetation. We expect to obtain patents on a variety of genetically mutated space bred crops, tissues and creams. Lvxiang is developing fruit juice production and distribution.

The sales of spaceflight vegetables are our main business that we consider to be revenues from operation. We expect to generate the revenues by December 2009. Because of the improvement of modern cultivation techniques, currently there have been no seasonal limitations for the production of vegetables. Basically, it can be produced all four seasons of the year.

Under normal circumstances, the cottonseed life cycle is about 185 days to 200 days. These seeds should be sown in April each year, and should be harvested in October of the same year. The wheat seed life cycle is about 240 days. These seeds should be sown in early October each year, and should be harvested in June or July in the following year. In addition, the seed life cycle of tomato, eggplant and hot pepper is about 130 days.

Testing under zero-gravity-like conditions is a new approach of breeding that we are seeking. Space breeding makes use of special environmental mutagenesis (including: zero gravity, high vacuum, cosmic radiation, microgravity, weak geomagnetic field, etc) of space to make the seeds generate variability. In addition, space breeding combines some interdisciplinary high-new technologies such as space flight, genetics, radiation, breeding and so on. The seeds that have traveled in space must be selected and identified over several consecutive years. Then, the major clique among those seeds can become genuine " space seeds" after testing, examining and approval by the authorizative department. Some new crop varieties that can be used for the large-scale production in agriculture were selected through space breeding. Therefore, space breeding can be an effective method and approach to improve production and quality of crops.

For sales in the course of operations, we must first obtain certification from government authorities. Sales are permitted on an experimental basis and for research purposes without such approval. We have had some limited sales of non-government approved seeds to researchers which are included in our revenues but are not considered to be revenues from operations. We have gained some proceeds from the sale of spaceflight vegetables which we grew in our research and development process. In June, 2009 we obtained approval from the government of the Shaanxi province for sale of HangeFeng No.1 (cotton)- a type of genetically modified cotton. Approval was not obtained in time for significant sales in the 2009 season. We are cultivating the HangFeng cotton to create sufficient quantities of the seed for sales in bulk to farmers and suppliers in the next season. We therefore believe that we should begin to generate revenues from operations from the sale of Hang Feng cotton in the next season if we are able to generate sufficient quantities.

We  believe  that  we  will  be able to obtain additional approvals  for  other genetically modified products within the next year. Following government approval we must then generate several life cycles of the product to create a sufficient backlog of seed to begin commercial sales. We believe that this process will be complete for the HangFeng cotton seed in time for the next season and we expect to add additional products from time to time thereafter. Our business is to generate in sale seeds that have been modified for higher yield including seeds that have been modified in a zero gravity environment. Through our association with the space program in China, we have seeds that were genetically modified. The seeds were genetically modified in a zero gravity environment during various space missions.. While the genetic modifications to place in an actual zero environment the seeds are then germinated under ordinary growing conditions for several generations in order to procure sufficient quantities of seeds for bulk sales. We do not plan to actually grow the plants from the modified seeds in a zero gravity or simulated zero gravity environment. Other than growing plants to create sufficient quantities of seed available for sale we do not presently plan to cultivate the plants or resale the fruits, vegetables, or other products derived there from. Seeds are tested under zero-gravity like conditions by the use of radiation doses and correlation parameters by space relevant ions, which was carried out under the supervision of the Chinese Academy of Science. We are primarily responsible for the seed separation on the ground, and the observation and seed selection after tests are performed.

The PRC is currently the world's most populous country. China is dry and farmed intensely. So the Chinese farmers rely more on fertilizers to boost yield. Currently, fertilizer use in China is more than three times the global average for one of the largest consumers of agricultural products. Roughly half of the PRC's labor force is engaged in agriculture, even though only about 10% of the land is suitable for cultivation. In addition, "desertification", caused by strong winds and dust storms, has been estimated to cause losses of approximately 900 square miles of farm land each year. Although the PRC hopes to further increase agricultural production, incomes for Chinese farmers are stagnating. Despite the Chinese government's continued emphasis on agricultural self-sufficiency, inadequate port facilities and a lack of warehousing and cold storage facilities impedes the domestic agricultural trade.


We are a development stage company and have not generated revenues from operations. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $3,711,621 at September 30, 2009 that includes losses of $124,699 and $933,529 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. As of December 31, 2008, the Company had an accumulated deficit of $3,586,922 that includes operating losses of $948,479 and $790,485 for the years ended December 31, 2008 and 2007, respectively. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

There are substantial uncertainties in doing business in the PRC that are not faced by American and Western European companies. The Company is subject to the laws of the Peoples Republic of China ("PRC") and all of its assets are located there. The PRC's economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. The political and economic systems of the PRC are substantially different from more developed countries. Policies of the PRC government can have significant effects on economic conditions. PRC laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The social, economic and political challenges of the PRC could produce major shocks and instabilities.

LAND USE RIGHT

All land belongs to the State in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shaanxi Province for a forty-seven-year period ended October 13, 2051. The cost of these land use rights are amortized over their respective useful period, using the straight-line method with no residual value.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF SEPTEMBER 30, 2009 AND 2008 AND FOR THE NINE MONTHS THEN ENDED (UNAUDITED)


We are a development stage company and there was no cash provided by operating activities, although we have sold certain genetically modified seeds on an experimental basis. For the nine months period ending Sept 30, 2009 we sold experimental material totaling $131,347 as compared to $25,518 for the same period ending September 30, 2008. We experienced a net loss from operation of $(128,059) for the nine months ended September 30, 2009 as compared to a loss of $(354,066) for the same period of 2008. Minority interest for the nine months ended September 30, 2009 was $(2,908), as compared to $(8,224) for the same period of 2008. Depreciation increased to $42,783 from $37,885 for the same respective periods. Also, amortization increased to $974 from $953.

Changes in operating assets and liabilities included an increase in inventory from $785 for the nine months ended September 30, 2008 to $33,629 for the same period in 2009. Payables improved to $662 from $12,531 for the same periods. Similarly, the increase in deferred revenues improved to $36,017 from $167,884 for the nine-month period ended September 30, 2009 and 2008 respectively. Net cash used by operating activities grew from $107,338 for the nine months ended September 30, 2008 to $121,819 for the same period ended 2009.

Purchase of fixed assets for the nine months ended September 30, 2008 were $78,401 to $1,183 for the same period of 2009. As there were no other investing activities, the net cash used by investing activities were also $78,401 and $1,183 for the nine months ended September 30, 2008 and 2009 respectively.

Net cash provided by financing activities improved from $124,254 for the nine months ended September 30, 2008 to $84,724 for the same period of 2009. The change was entirely attributable to loans from related parties. Cash declined from $61,392 to $19,237 for the nine months ended September 30, 2009, and from $352,887 to 24,230 for the nine months ended September 30, 2008.

We have curtailed our monthly operating expenses in 2009 and currently anticipate expenses approximately of $26,700 per month for the next 12 months.

We do not presently have sufficient capital on hand to satisfy our obligation for the next 12 months. In June 2009 we obtained provincial approval to sale Hang Feng no. 1 cotton in the Shaanxi province of China. Our approval came too late for sales in the current cycle but we expect to generate from sales in the next growing cycle. We also expect to continue sales on an experimental or research basis. We currently have applications for wheat seeds under review. Our Officers and Directors have indicated that they are financially able and willing to advance sufficient funds to maintain operation over the next 12 months. The Officers and Directors are under no obligation to do so and the Company cannot compel such contributions.

It is expected that our 2 wheat varieties or so will be approved before September 2010. Therefore, we anticipate generating revenues from sales of the wheat seeds by September 2010.


Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

     - research and development

     - general and administrative costs

     - and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.



RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008


REVENUE

The Company is a development stage company and had extremely limited revenues for the nine months ended September 30, 2009 or the nine months ended September 30, 2008. There were no revenues from planned operations, but were sold on experimental bases to third party researchers. To generate sales from normal operations the company must apply for and obtain certification by one or more of the various governing bodies of the Peoples Republic of China. National certification can be had only from the central government, while provincial sales from the provincial governments. In June 2009 the company obtained certification from the provincial government in the Shaanxi province for a genetically modified cotton seed. Approval was obtained too late in the 2009 season to commence sales to farmers or suppliers. Further, the company must grow several generations of each product to generate sufficient quantity of seeds for commercial sales. Management believes that commercial sales of the certified cotton seed should commence during the next growing season. The company expects to obtain certification of additional products in the future.


SALES OF EXPERIMENTAL MATERIALS

Experimental materials are side products from Zhongke's research and development process. During its research and development process of hybrid seeds, Zhongke grows various plants and their seeds. These products included some seeds that have been successfully carried by spacecraft, have passed ground separation, observation and seed selection, have a stable and mature trait but still have not been approved by the relevant departments, such as Hangmai126 wheat seeds and HangfengIII cotton seeds. Pursuant to the "Seed Law of PRC", seeds must be approved by Nation or State government before they can be sold to public. Zhongke sales some plants and seeds grew from it research and development process to third parties for trial and therefore generates other operating income. Sales of experimental materials increased from $25,518 to $131,347 for the nine months ended September 30, 2008 and 2009 respectively.

OPERATING EXPENSES


Total operating expenses from operations totaled $259,406 and $379,584 for the nine months ended September 30, 2009and September 30, 2008, respectively. Losses from operations improved from ($354,066) to ($128,059) for the nine months ended September 30, 2008 and 2009, respectively. Most of the change can be attributed to a reduction of professional fees from $45,910 for the period ended September 30, 2008 to $12,869 for the same period of 2009. Similarly, payroll improved from $45,801 to $33,397 for those same periods. Travel and entertainment expenses likewise improved from $ 50,248 to $24,299 and office expenses showed similar irnprovements from $37,388 to $29,276

Employee benefits for the nine months ended September 30, 2009 and 2008 were $2,422 and $2,160 respectively.
Depreciation and amortization expenses were $43,757 as compared to $38,838 for the nine months ended September 30, 2009 and 2008 respectively. Vehicle expense also improved to $15,796 from $29,576 for those periods. Conference expenses increased to $1,262 from $8,550for the comparable periods.

There were professional fees for the September 30, 2008 nine months were $45,910 but we had professional expenses of $12,689 for the same period in 2009. As stated above we decreased our expenses from consultancy from $23,434 for the nine months ended September 30, 2008 to $0 in the same nine months for 2009. These changes stem largely from the activities associated with our acquisitions. As a result we have reduced our consulting fees, professional fees, and related office, vehicle, and conference expenses.

Research and development expenses improved from $79,434 for the period ended September 30, 2008 to $65,593 for the same period in 2009. We are significantly curtailing our researching in plant varieties that mimic the properties of statin drugs.

On the basis of curtailing some costs in project development, the company has superiority in some crops which are planted on a large scale at home, and invests more development expense in the breeding research of cotton, wheat and so on. The planting areas of these crops are very large in China. For example, the area of cotton planted is more than 6 million hectares all over the country, and the area of wheat planted is more than 20 million hectares all over the country.

  As a result, total operating expenses improved by $259,406 from $379,584 for the period ending September 30, 2008 to$259,406 for the same period in 2009. The loss from operations improved by $226,007 from ($354,066) to ($128,059) for the Nine months ended September 30, 2008 and 2009, respectively.


LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEARS THEN ENDED

The results of operations for the years ended December 31, 2007 and December 31, 2008.

REVENUES

Zhongke is a development stage company and has had extremely limited revenues. All revenues have come from sales of experimental materials. For the year ended December 31, 2008 the total revenues were $41,162 as compared to 14,932 for the year ended December 31 2007.

EXPENSES

The Company for the years ending December 31, 2008 and December 31, 2007, respectively incurred operating expenses of $989,641 and $805,417. Since the Company has extremely limited revenues our losses from operations total $948,479 in the year ended December 31, 2008 and $790,485 in the year ended December 31, 2007.

Depreciation and amortization expense increased from $42,311for the year ended December 31, 2007 to $52,335 for the year ended December 31, 2008. Office expense decreased for the same periods from $77,561 to $44,536 respectively, vehicle expense increased from $8,849 for the year ended December 31, 2007 to $37,603 for the year end December 31, 2008, conference expenses increased as of the same periods from $7,240 to $11,712 respectively.

Professional fees decreased to $74,639 as of December 31, 2008 from $83,719 as of December 31, 2007. There was a commensurate decline in consultancy fees for the same periods from $227,626 to $32,388.

Research and development expenses increased dramatically from $128,776 as December 31, 2007 to
$608,182 as of December 31, 2008. For the same periods travel and entertainment expense decreased from $160,269 to $66,993 respectively.

For the years ending December 31, 2007 and December 31, 2008, our payroll expenses increased from $51,452 to $57,471. Employee benefit and pension expense decreased slightly from $8,889 for the year ended December 31, 2007 to $2,896 for the year ended December 31, 2008.

Loss before income tax and minority interest was $955,306 as of December 31, 2008 and $785,781 as of December 31, 2007 as there was no prevision for income tax. This figure included interest income of $858 for December 31, 2008 and $4,704 for December 31, 2007. Our net loss was $933,529 at December 31, 2008 and $768,052 for December 31, 2007. This included minority interest of $21,777 as of December 31, 2008 and $17,729 for 2007. The conversion of our currency from RMB to U. S. dollars also generated losses. For the year ended
December 31, 2008 our foreign currency conversion experienced a loss of $195,838, while those losses were $150,122 for the year ended December 31, 2007.

Our comprehensive loss for December 31, 2008 was $1,129,367 and $918,174 for 2008 and 2007 respectively. Again, this increase is largely the result of the significant increase in research and development expense and the effects of foreign currency conversion.

LIQUIDITY AND CAPITAL RESOURCES

The company will not receive any proceeds from the sale of common stock. We will have to seek other sources of financing or we may have to curtail our business plans. There is no assurance that any other sources of financing will be available or at a reasonable cost. We anticipate expenses as described elsewhere in this prospectus we are a development stage company that has not generated any material revenues. We were established in October , 2007 and have relied on unsecured loans from officers and directors that are payable on demand. Our auditors have noted that a number of factors raise
Substantial doubt about our ability to operate as a going concern. As of September 30, 2009, we had a working capital deficit of $4,131,293 and a shareholders' deficiency of $3,956,407, as compared to $3,441,923 and $3,238,308 at September 30, 2008, respectively. On December 31, 2009, we have a working capital deficit of $4,032,530 and a shareholders' deficiency of $3,826,982, as compared to $2,809,166 and $2,697,615 at December 31, 2007, respectively.

Net   cash   used by operating  activities  experienced  a  substantial  change improving to ($115,298)  at  December  31, 2008 from ($999,253) at December 31,
2007.

Net cash used by investing activities also experienced a change to ($116,007) for the year ended December 31, 2008 from ($198,595) for the year ended December 31, 2007. Most of the change can be attributed to cash used to acquire Qinyuan in 2007 of ($128,200) and loans to related parties of ($866) for the year ended December 31, 2007. Purchases of fixed assets went to ($114,859) from ($69,529) at December 31, 2008 and 2007 respectively.

Net cash provided by financing activities decreased to ($79,261) for the year ended December 31, 2008 from $513,835 for the year ended December 31, 2007 representing a total decline of $593,096. This change was largely occasioned by the loans from related parties in 2007 of $257,423 and proceeds from capital contributions in 2007 of $256,412. In 2008, there were no proceeds from capital contributions or loans from related parted and payback of loans from related parties of ($79,261).

Cash at the end of the period declined $291,495 from $352,887at December 31, 2007 to $61,392 at December 31, 2008. For the period ended December 31, 2007 effects of exchange rates was $160,423 and decreased to $19,071 at December 31, 2008. Cash at the beginning of the period declined to $352,887 at December 31, 2008 and had been $876,477 at December 31, 2007




IMPACT OF INFLATION.

We believe that inflation will have a negligible effect on operations. The Company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.



ASSETS

As of December 31, 2008, we had total assets of $568,470 as compared to assets at December 31, 2007, of $1,319,308. The change was due to a reduction in cash and cash equivalents from $352,887 to $61,392 and prepaid expenses decreased from $581,906 at December 31, 2007 to $29,471 at December 31, 2008. Current assets were $969,067 which included the cash as well as $581,906 in prepaid expenses and $2,691 in supplies and $247 in other receivables at December 31, 2007. Current assets were $130,330 at December 31, 2008 which included $29,471 in prepaid expenses, $4,249 in supplies and $1,778 in other receivables.

LIABILITIES

As of December 31, 2008, we had current liabilities of $4,162,860, consisting of $100,091 in accrued expenses and $1,628 in other payables. As of December 31, 2007, we had current liabilities of $3,778,233, consisting of $40,976 in accrued expenses and $14,730 in other payables. The largest liability was an amount due to related parties of $3,597,601, up from $3,446,744 at December 31, 2007. We had deferred revenue of $424,147 as compared to$ 238,869 and $39,393 as compared to $36,914 in employee's security deposits at December 2007. All of our liabilities were current liabilities and we had no non-current liabilities.

STOCKHOLDER'S EQUITY

 The number of our common stocks issued and outstanding was 86,000,000 and 84,999,000 as of December 31, 2008 and 2007, respectively. Our registered capital was $19,022,716 as of December 31, 2008 and 2007, of which $18,926,781 and $18,925,780 was to be received as of December 31, 2008 and 2007, respectively.

"Capital to-be received" principally represents the difference between the historical cost and the appraised value of the property, which the owners contributed to Zhongke. The Company does not expect to collect any portion of this sum, but reflects this amount on its financial statements as set forth below.

In PRC, when a company is formed, its articles of incorporation are filed with the local government and must indicate the amount of capital that the owners will contribute to the company, which is called registered capital. The owners can contribute the registered capital within certain period of time after the company is formed.

When Zhongke was established in 2003, the owners contributed the use rights of two pieces of land to Zhongke toward the registered capital. An independent appraiser certificated by local government valued the price of the land use rights at $16,555,515 (RMB 137,020,000). Therefore, Zhongke debited "Intangible asset - land use rights" of $16,555,515, and credited "Registered capital" of $16,555,515, which amount was included into the amount of registered capital as indicated on its business license issued by local government. However, the historical cost of the land use rights for the owners was only $54,930, resulting in a difference of $16,500,585. In according with ASC 360-10-30 "Initial measurement" the value of the property should be recorded at its historical cost instead of its appraisal value, the Management made adjustments to reduce the book value of the land use rights to their historical cost by debiting "Capital to-be received" of $16,500,585 and crediting "Intangible asset - land use rights" of $16,500,585.

Similarly, the owners of Zhongke contributed a set of fruit production equipment to Zhongke toward registered capital in November 2006. While the appraisal value of the equipment was $2,538,360 (RMB 19,800,000), the Management believed that the value of the equipment should be zero as it has been put into service for seven year. The variance was $2,538,360. To reflect the carrying value is zero, Zhongke debited "Capital to-be received" of $2,538,360 and credited "Fixed asset-Fruit juice production equipment" of $2,538,360.

See summary below:




			      Appraisal Value	        Historical Costs		Difference
      	Property	   USD		     RMB	  USD	  RMB		   USD		    RMB
	------------	----------	-----------	------	-------		----------	-----------

	Land use
	rights		16,555,515	137,020,000	54,930	444,661		16,500,585	136,575,339
	------------	----------	-----------	------	-------		----------	-----------
	Fruit juice
	production
	equipment	 2,538,360	 19,800,000	     -	      -		 2,538,360	 19,800,000
	------------	----------	-----------	------	-------		----------	-----------

									Total	19,038,945	156,375,339
			  Less: prtion allocated to non-controlling interest:	   198,152	  1,640,100
										----------	-----------
										18,840,793	154,735,239
										==========	===========

We had an accumulated deficiency of $(3,586,922). Our total owner's deficiency was $3,862,982 at December 31, 2008 as compared to $2,697,615 at December 31, 2007, which included $(421,995) and ($226,157) in accumulated other comprehensive income at December 31, 2008 and 2007 respectively.

If we are able to commence operations, we will likely need additional financing as we will not likely be able to substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to commence operations or sustain our projected growth. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to the Company.


OFF-BALANCE SHEET ARRANGEMENTS.

None.


SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies. SEE ALSO NOTE 2 TO CONSOLIDATED FINANCIAL STATEMENTS, "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES".

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  value  of  financial  instruments  including   cash   and   cash
equivalents, receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

SUPPLIES

Supplies are materials used in growing process, such as insecticides and fertilizer. Zhongke uses these materials principally for its research and
development  purpose.   Actual  cost  is  used  to  value  these materials  and
supplies.


FOREIGN CURRENCY TRANSLATION

.. The functional currency of Qinyuan, Zhongke, and Lvxiang is the RMB. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders'
equity.   Gain  and  losses  resulting  from foreign currency transactions  are included in operations.

Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners' equity.

ADVERTISING COSTS

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

           Building and warehouses   		20 years
           Machinery and equipment   		7-10 years
           Office equipment and furniture	5 years
           Motor vehicles            		5 years


VALUATION OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

REVENUE RECOGNITION

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectability is reasonably assured.

Freight and other transportation costs are included in cost of goods sold.


COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

INCOME TAXES


The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Effective at the beginning of the year 2007, the Company adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial position. As a result, there is no unrecognized tax benefits.

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28 "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods". The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from sales tax and sales-related taxes.


PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.

STATUTORY RESERVES

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.




RESEARCH AND DEVELOPMENT COSTS

      Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Elements of costs shall be identified with research and development activities as follows: The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses shall be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities that are acquired or constructed for a particular research and development project and that have no alternative future uses and therefore no separate economic values are research and development costs at the time the costs are incurred. Salaries, wages, and other related costs of personnel engaged in research and development activities shall be included in research and development costs. The costs of contract services performed by others in connection with the research and development activities of an enterprise, including research and development conducted by others in behalf of the enterprise, shall be included in research and development costs.



PLAN OF OPERATION

To date we have financed our activities from private placements and loans received from related and non-related parties. Until we begin to generate revenues we expect to continue to rely on loans from our directors and related parties. We will rely on the loans from our officers until we begin to generate revenues. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our officers can or will provide such funds when the need arises. Other than the oral assurances given by the directors, we have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.

We are principally engaged in the business of research and development, production and distribution of hybrid seeds. Pursuant to the PRC Seed Law, every newly developed hybrid seed needs approval from nation or province department of agriculture before it can be sold to distributors and farmers. Also, upon approval from nation or province department, the developer can apply legal protection for the hybrid seed it successfully developed. On April 29, 2009, we successfully developed our first hybrid, "Hangfeng I", which is a cotton seed and was approved by Shaanxi Province. Currently, we have sent another hybrid seed, "Hangmai 126" to the province department for approval. In 2010, we will send following our newly developed hybrid seeds to the province department for approval, and the estimated costs to get approval are outlined as following:


Item #	Name of Hybrid Seed	Plant Variety	Estimated Costs to Get Approval
------	-------------------	-------------	-------------------------------
1     	Hangmai 126        	wheat         	$14,648
2     	Hangfeng III       	Cotton       	$14,648


Before we generated revenue from sales of Hangfeng I, we were a development stage company. We have been financing our operations from capital contribution and loans from related-party. Before we can generate sufficient revenue from sales our successfully developed hybrids, we expect to continue to rely on loans from our directors, officers, and related parties to finance our operations. While these affiliates guaranteed to continue to finance our operations, there is no assurance that they can provide such funds when the need arises. We have been in constant communication with the bank, for the purpose of taking part of our 1,060 acres of land as a mortgage to take out a loan. Meanwhile, our management is actively seeking a target company so as to invest, to solve any financial matters that may be encountered during our operations. However, there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.

Currently, we are testing Hangmai 126 wheat seeds and Hangfeng III cotton seeds. As such, we will rely on the revenue generated from the sale of spaceflight-bred vegetables and Hangfeng I cotton seeds, as well as the sale of red wine. We believe that we can obtain permission to sell our wine within the next 3 to 6 months and commence revenue generation for wine sales. We have received all licenses for wine production from the manufacturer. We are only in charge of sales. In addition, we originally received the selling license of wine production. We anticipate generating revenues from sales of wine production in the second quarter of 2010. According to the current marketing channel we own in wine production, we believe we are able to generate revenues of about 3,000,000 dollars from wine production.

To finance these activities, we have been in constant communication with the bank, for the purpose of taking part of our 1,060 acres of land as a mortgage to take out a loan. Meanwhile, our management is actively seeking a target company so as to invest, to solve any financial matters that may be encountered during the development stage. There is no guarantee that an acquisition would solve our financial issues.




                                   BUSINESS

We are developmental stage company and currently have no material revenues. We were incorporated in the state of Nevada on October 25, 2007 for the purpose of effecting a merger with Success Mater, a wholly owned foreign enterprise "WOFE" in Hong Kong. Success Mater, in turn owns 100% of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. Success Mater Investment Limited ("Success") was incorporated in Hong Kong on September 17, 2004. On March 9, 2007 Success acquired Shaanxi Qinyuan Agriculture Technology Development Co., Inc ("Qinyuan"). As of January 5, 2007 Qinyuan had acquired 97.72% of the equity interest of Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"). At the time of its acquisition, Zhongke owned 95.65 %of the equity interest of Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang").

A chart of the business organization is as follows:


                  Zhongke Biotec Agriculture (USA) Company
                                "Zhingke USA"
                    Incorporated in the State of Nevada
                            on October 25, 2007
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	 ------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 97.72% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003
				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007



Success and Qinyuan are holding companies and the business of the company is expected to be primarily conducted through its Zhongke subsidiaries. Zhongke is engaged in research and development of various plant seeds, including seeds that have been developed in a zero gravity atmosphere. To date, Zhongke has not developed any seeds that have received legal protections and has not yet generated revenue from its planned operations.

On December 27, 2006 Zhongke entered into a joined venture with Mr. Zhang Hongjun to establish Lvxiang under the terms of which Zhongke contributed cash of $769,200 along with various equipment for the production of fruit juice.

Seed Development Business

Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd, with the approval of governmental correspondence[2004] No.40 of Shaanxi Provincial People's Government, was incorporated on August 26, 2003. Zhongke is principally engaged in the business of research and development of various plant seeds.

Zhongke has spent a significant portion of its resources in the research and development of the breeding of seeds that have been modified in zero gravity outside the earth's atmosphere. As of June30, 2009, the company has accrued research and development expenses of $1,603,456..

The research and development was in conjunction with the Institute of Genetics and Development Biology of the Chinese Academy of Sciences and China Space Laboratory. Management believes that these seeds will yield substantially greater yields, increased resistance to disease, and heartier crops through this process.






Zero gravity experiments in modifications of food stuffs is in its earliest stages. NASA ISS Science Officer Don Pettit performed in-flight experiments for NASA aboard the destiny laboratory. Typically, gravity plays an important role in seed development by sending roots down and stems up. Roots essentially have to fight foliage on a rectilinear plane. The surface area for foliage becomes limited as the roots fight through soil, rock and impediments and the plant is forced to grow upwards.

Without gravity, every direction is the same. Officer Pettit observed that "Roots and stems may exit the seed pod and grow in any direction within the plane of the spherical surface. The lighting provided an outward growing cue however its effects were small compared to the effects of capillary forces. Capillary forces, subtle in nature and derived from the water interface on the damp layers of gauze, convinced the sprouts to ignore the outward direction of the light and to grow in the surface plane of the sphere."

Around 20 varieties of five series searched and developed by Zhongke Spaceflight such as the space cotton, space tomato, space eggplant, and space cucumber have been authenticated by relevant state organs and granted major products in the Certificate of Vegetable New Variety Right.

The company has not applied for or obtained patents for any of their products. We currently rely on the intellectual properties protection granted by the governmental license process in the Peoples Republic of China. In the event that we commence operations outside of China we expect to apply for patents.


Product Name		Product quality			Product output				Product advantage
------------		---------------			--------------				-----------------

Spaceflight cotton	Big trunk, mature early, long	Average yeild per mou of cotton is	Advantage in natural defense
			velveteen, more fruits; strong	180kg, about 70kg higher than		application
			adaptation to dry, think and	ordinary cotton.
			kaline soil.

Spaceflight tomato	Content of beta carotene is	Yield per mou is 13,000 catty.		High yield & high quality
96-3			three times higher than that of
			ordinary tomato, and good
			resistance to salt and alkali.

Spaceflight		Big and strong trunk, green	A single fruit can weigh 2.5kg,		High yield & stable
eggplant		leaves and eggplants; 		and the yield per mou is around		production
"Shenzhou I"		resistant to salt and alkali,	6,000kg.
			hot, drought, and flood;
			dense and sweet fruit, less
			fiber, high quality, and
			endure transport.

Spaceflight		Obvious output growth, strong	Average yield per mou is around		Contents of main nutrients
cucumber "Hangyi I"	adaptation, striking adversity	850kg, up by 20%.			such as dissolvable solids,
			resistance and high economic						vitatmin C, and iron are
			return.									higher than that of ordinary
												cucumber.

                                  .



ZHONGKE LVXIANG FRUIT

In 2006, Zhongke Spaceflight acquired equipment, customer lists and brand of Shaanxi Lvxiang Fruit Group and established Zhongke Lvxiang Fruit. The company expects to utilize Italian and German condensed apple juice production lines. Condensed apple juice is produced with pollution-free apples growing in the tableland of Weibei through techniques such as high-pressure washing, juicing, enzymolysis, filtering and settling, vacuum condensation, transient sterilization, and sterilized packaging. As a natural and healthy beverage, it contains various vitamins and amino acids as well as microelements such as zinc, iron, and copper. Annual output of qualified condensed apple juice can potentially reach 10,000 to 15,000 tons.. The company has not yet commenced the juice production, and anticipates commencing production in 2011. In addition, the Company is exploring vintage grape `cabernet sauvigon' production, which has been made adaptable in Qinling by years of cross breeding with the wild grapes in Qinling.s
Employees

The Company employs 39 people, including 10 various engineering technicians' and5 senior agronomists,

                               LEGAL PROCEEDINGS

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

   - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)
   - is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,
   - or has been found to have violated a federal or state securities or commodities law.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS


Name                      Age             Title


Ms. Chen, Min             34              CEO/Director

Mr. Nie, Pingjun          41              Chairman of the Board

Ms. Li, Ping	          56              CFO

Mr. Ao, Jiangfeng         37              President



Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


MS. CHEN, MIN - Founder, CEO and Director, graduated from Xi'an Jiao Tong University Kai Yuan College, majoring in management in July 1998. After that she tool further education in Northwest University majoring in HR from 1998 to 2001, then she took the HRM certification. Then Ms. Chen served as HR Attach{e'} in Shaanxi Xi Deng Hui Enterprise Technology Stock Co., Ltd in 2001, which is a holding company of Baishui Dukang liquor. After 2 years she was promoted to manager of HR of the company. In 2005, she was assigned working in the Shareholder Service Department as manager. Ms. Chen has been named as director in Zhongke Biology Agriculture (US) Co., Ltd.

MR. NIE, PINGJUN - Chariman of the Board

Mr. Nie graduated from Tsinghua Economics and Management College, majoring in Economics and Management in 2003. He has served as sales manager in Weinan Dansheng Group from July 1997 to June 1998. Then he has served as Assistant Production Manager of Weinan Noble Prince Liquor. In 2000, he accepted the occupation offered by Shaanxi Xidenghui Technology Stock CO.LTD supplement, serving as Manager until he was named as chairman of the board of Zhongke Biography Agriculture (US ) Co., Ltd.


MR. AO, JIANGFENG - President

Mr. Ao, Jiangfeng graduated from Northwest University, majoring in Economics and management. He served in Shaanxi Longmen Iron Factory from August 1995 to December 1996. Then he became project manager in Xi'an Tianwang Computer Co., Ltd. from January 1997 to March 2001. During that period he took training, in project management in Northwest University in China. After that in 2001, he accepted the position as CEO and board secretary of Shaanxi XIdenghui Technology Stock CO.LTD., until the present.

MS. LI, PING - CFO,

Ms. Li Ping as born on July 1963, graduated from China University of Geosciences (Wu Han) majoring in economic management from September 1987 to July 1989. She have been worked in finance department of the thirteenth geological team of Shaanxi Provincial Geology & Mineral Bureau from December 1980 to August 1987. She worked in Planning and Finance Division of Shaanxi Provincial Geology & Mineral Bureau from September 1989 to May 1991. She served asaccountant in charge in Zhengyuan Advertisement Company of PLA Political Academy from November 1992 to October 1994, and served as accountant in charge in Shaanxi Helen Trading Co., Ltd. from December 1994 to December 2002. Then she was back to Zhengyuan Advertisement Company to serve as accountant in charge from February 2007 to July 2008. From August 2008 until now, she has been served as CFO of Zhongke Biotech Agriculture (USA) Inc..

                               PRINCIPAL SHAREHOLDERS

The following table contains certain information as of June 1, 2009 as to the number of shares of Common Stock beneficially owned by (i)each person known by the Company to own beneficially more than 5% of the Company's Common Stock,
(ii) each person who is a Director of the Company, (iii)all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

                                		CURRENT       	AFTER OFFERING
Name and Position           	Shares		Percentage     	Percentage

MS. CHEN,  MIN, CEO DIRECTOR    4,000,000 	4.55%		4.55%
MR. NIE, PINGJUN, CHAIRMAN  	9,081,963 	10.32%		10.32%
MR. AO, JIANGFENG, PRESIDENT	4,217,560 	4.79% 		4.79
SHENGLI WANG                    4,244,947 	4.82% 		4.82%
LI PING, CFO                    0         	0     		0
TOTALS                      	21,544,470	24.48%		24.48 %




                            Executive Compensation

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2008, 2007, and 2006 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

SUMMARY COMPENSATION TABLE





Name and                         Year		Salary	Bonus	Other	  Restricted      	Securities    		LTIP   	Other
Principal Position                          	(1)	(5)     Annual    Stock Award(s)	Underlying Options	Payouts
                                      		($)   	($)  Compensation ($)             	(#)        		($)    	($)
								($)
------------------		 ----		------  ----- ----------- --------------	------------------	------- -----
Ms. Chen, Min                    2006		2,151   0         0              0               0            		0     	0
CEO                              2007		3,474   0         0              0               0            		0     	0
                                 2008		3,026   0         0              0               0            		0    	0

Ms. Li Ping	                 2006		0       0         0              0               0            		0     	0
CFO                              2007		0       0         0              0               0            		0    	0
                                 2008		0       0         0              0               0            		0     	0

Mr. Ao, Jiangfeng 		 2006		2,454   0         0              0               0            		0     	0
President                        2007		3,150   0         0              0               0            		0     	0
                                 2008		3,447   0         0              0               0            		0     	0

Mr. Nie, Pingjun		 2006		2,956   0         0              0               0            		0     	0
Chairman of the Board            2007		3,150   0         0              0               0            		0     	0
				 2008		3,447	0	  0		 0		 0			0	0


([1]SALARIES REFLECT ACTUAL CASH AMOUNTS PAID CONVERTED TO U.S. DOLLARS)

                 CERTAIN RELATIONSHIPSAND RELATED TRANSACTIONS


THE COMPANY HAS OBTAINED LOANS FROM RELATED PARTIES TO COVER ITS OPERATING EXPENSES SINCE INCEPTION. THE AMOUNTS DUE TO RELATED PARTIES AT 12/31/2008 AND 9/30/2009 ARE SET FOR THE BELOW. The chart below shows the amount involved in the transaction and includes the largest aggregate amount of principal outstanding during the period listed. No principal or interest was paid during the periods for which disclosure is provided. The related parties have not charged any interest and there is no interest payable on the indebtedness although interest may be imputed under IRS regulations.



Due to related parties consists of the following:



                                                      September 30, December 31,
Name of Related Party			   Description     2009       2008
                                                        (unaudited)
---------------------			   -----------	----------  ----------
Shaanxi Lantian Fupin Investment Co., Ltd. Affiliates	$   51,128  $   29,180
Shaanxi Dukang Group Co., Ltd.             Affiliates       29,216      29,180
Mr. Hongjun Zhang                          Director        365,198     316,457
Ms. Ming Chen                              Director        542,175     541,510
Ms. Ping Li                                Director        661,277     660,466
Mr. Shengli Wang                           Director        834,507     833,483
Mr. Pingjun Nie                            Director        974,480     969,162
Mr. Hua Li                                 Director        218,431     218,163
							----------  ----------
       Total                                            $3,676,412  $3,597,601
							==========  ==========



Ms. Min Chen is the Chief Executive Officer of the Company. She does not own 5% of the outstanding stock. Mr. PingJun Nie is Chairman of the Board and owns 9,081,963 shares of the Company. Mr. ZHANG HONG JUN owns 2,085,898 shares of the company. Ping Li owns 4,162,786. Mr. Shengli Wang owns 4,244,947 shares of the company.

On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of various fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.

On March 9, 2007, Success Mater entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Agreement, Success Mater agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200 (RMB1,000,000). Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success.

Both Shaanxi Lantian Fupin Investment Co., Ltd. and Shaanxi Dukang Group Co., Ltd. are directly or indirectly, majority-owned and controlled by directors and main shareholders of the Company.

Zhongke outsources some of the research and development projects to its affiliates,which are majority owned and controlled by directors of the Company. Research and development expenses paid to the affiliates are summarized as following:



								  For the Period
								  August 26, 2003
				 For the Six Months Ended	(inception) through
					  June 30,		     March 31,
				    2009	    2008		2009
Name of Affiliate		(unaudited)	(unaudited)	    (unaudited)
-----------------		----------	----------	-------------------

Shaanxi Basishui Dukang Wine
Development Co., Ltd.		$	 -	$	 -	$	    282,936

Shaanxi Changjiang Investment
Management Co., Ltd.			 -		 -		     42,359

Shaanxi Zhongke Research and
Development Center Co., Ltd.		 -		 -		    367,010

Weinan Huihuang
Trading Co., Ltd.			 -		 -		     76,214

Shaanxi Changjiang Petroleum
Development Co., Ltd.			 -		 -		    502,705

Heyang Reserach and Development
Basis Co., Ltd.				 -		 -		     36,634
				----------	----------	-------------------
				$	 -	$	 -	$	  1,307,858
				==========	==========	===================


STOCK OPTION AGREEMENTS

The Company has not entered into stock option agreements with any individuals or companies. The management does anticipate that to secure the services of certain prospective employee that a stock option plan will need to be effective in the very near future. The company anticipates that such a plan would allow for options at competitive market rates.




                             SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on December 31, 2008.

We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

Unless otherwise noted, the following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of December 31, 2008, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Shares Offered" represents all of the shares that a selling shareholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based 86,000,000shares of our common stock outstanding as of December 31, 2008, including the shares beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.








NAME OF SELLING SHARES BENEFICIALLY    PERCENTAGE OF SHARES          SHARES   SHARES BENEFICIALLY   PERCENTAGE OF SHARES
SHAREHOLDER     OWNED BEFORE THE       OUTSTANDING BEFORE THE        BEING    OWNED AFTER THE       BENEFICIALLY OWNED AFTER
                OFFERING               OFFERING                      OFFERED  OFFERING              THE OFFERING
--------------- -------------------    ----------------------	     -------  -------------------   ------------------------
YUAN GEN CHE             85447                    0.09936%           85447              0                        0.000%
HUI FU SI                21362                    0.02484%           21362              0                        0.000%
TING XI ZHOU              5477                    0.00637%           5477               0                        0.000%
HONG RONG YANG            5477                    0.00637%           5477               0                        0.000%
DE LI MA                  8216                    0.00955%           8216               0                        0.000%
SHUANG BAI                4272                    0.00497%           4272               0                        0.000%
QIAN LUO                 12324                    0.01433%           12324              0                        0.000%
GUI HUA ZHANG            12050                    0.01401%           12050              0                        0.000%
HONG ZENG                11502                    0.01337%           11502              0                        0.000%
SHUN QUAN XIAO           16432                    0.01911%           16432              0                        0.000%
YAN  GENG                57512                    0.06687%           57512              0                        0.000%
JIN YAN LIANG            16432                    0.01911%           16432              0                        0.000%
HU JIE NA                38341                    0.04458%           38341              0                        0.000%
YING SUN                 13146                    0.01529%           13146              0                        0.000%
XIU QING SHI              8216                    0.00955%           8216               0                        0.000%
JIAN TANG               104070                    0.12101%           104070             0                        0.000%
FAN YANG                  6573                    0.00764%           6573               0                        0.000%
XIU LAN SHI              82160                    0.09553%           82160              0                        0.000%
NAI FEN BAI               6025                    0.00701%           6025               0                        0.000%
MEI XIA HE              164321                    0.19107%           164321             0                        0.000%
XIAO LONG YV             32864                    0.03821%           32864              0                        0.000%
GANG CHUI LIN            16432                    0.01911%           16432              0                        0.000%
JIN DE TAO               98592                    0.11464%           98592              0                        0.000%
YAN ZOU                  71206                    0.08280%           71206              0                        0.000%
ZE JIAN LIU              11502                    0.01337%           11502              0                        0.000%
CHUN RONG XIAN           10955                    0.01274%           10955              0                        0.000%
SHU JUAN CHEN            11502                    0.01337%           11502              0                        0.000%
JING HAI LIU             19718                    0.02293%           19718              0                        0.000%
QING YV ZHENG            23005                    0.02675%           23005              0                        0.000%
MING TING TONG           27387                    0.03185%           27387              0                        0.000%
YV FENG HOU               7121                    0.00828%           7121               0                        0.000%
LIAN QIAO YANG           18897                    0.02197%           18897              0                        0.000%
GUO DONG LI               2465                    0.00287%           2465               0                        0.000%
GUO QING WANG             9859                    0.01146%           9859               0                        0.000%
QIN DI GUO               19718                    0.02293%           19718              0                        0.000%
ZU JIANG CHEN             6847                    0.00796%           6847               0                        0.000%
CHANG LIN LIU             2739                    0.00318%           2739               0                        0.000%
PEI YING CHEN            12324                    0.01433%           12324              0                        0.000%
SU NA WANG               10955                    0.01274%           10955              0                        0.000%
FENG YING JIANG           8216                    0.00955%           8216               0                        0.000%
YI KUN GE                 9859                    0.01146%           9859               0                        0.000%
LI LIU                    6573                    0.00764%           6573               0                        0.000%
XIAO PENG JIN            32864                    0.03821%           32864              0                        0.000%
FENG MEI WANG             8216                    0.00955%           8216               0                        0.000%
XING SHU LI               5477                    0.00637%           5477               0                        0.000%
JUAN ZHAO                36151                    0.04204%           36151              0                        0.000%
GUI XIANG LIU             4108                    0.00478%           4108               0                        0.000%
FENG XUE                  6573                    0.00764%           6573               0                        0.000%
SHOU BEN NIU              6573                    0.00764%           6573               0                        0.000%
BI RONG QING              8216                    0.00955%           8216               0                        0.000%
GUO GANG DENG          1752752           	  2.03808%           1752752            0                        0.000%
  TOTAL                2979021                        3.5%



                             PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

     We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the "selling stockholders," of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

   . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

   . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

   . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

   . an exchange distribution in accordance with the rules of the applicable exchange,

   .  privately negotiated transactions,

   . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

   . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

   .  through  the  writing  or   settlement  of  options   or  other   hedging
      transactions, whether through an options exchange or otherwise,

   .  a combination of any such methods of sale, or

   .  any other method permitted pursuant to applicable law.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, that would exceed eight percent (8%).

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling stockholders will be considered "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 there under. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                             DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 250,000,000 shares of Common Stock and 50,000,000 shares of convertible preferred shares, each with par value $.001. In 2008 we issued 86,000,000 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 50,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. Our board of directors is authorized, without further stockholder approval, to issue blank check preferred shares from time-to-time in one or more series, convertible to common stock at a ratio of ten shares of common stock. As of the date of this private placement memorandum, there are no outstanding shares of preferred stock. The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

   - Shares;

   - Dividends;

   - Conversion rights to common stock or other securities;

   - Voting rights;

   - Preferential payments upon liquidation;

   - Establishment of reserves for preferred payments; and

   - Redemption prices to be paid upon redemption of the preferred stock.

General


                            TRANSFER AGENT AND REGISTRAR

The Company transfer agent is Island Stock Transfer, Inc., 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701, a transfer agent in Tampa, Florida.

                 LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

                                 LEGAL MATTERS

Charles W. Barkley, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus. Mr. Barkley owns 151,000 restricted shares of our common stock which are not being registered in this offering.

                                    EXPERTS

The financial statements included in this prospectus have been audited by Keith
K. Zhen, CPA 2070 West 6th Street Brooklyn, NY 11223, independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS




                             FINANCIAL INFORMATION


		   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			       AND SUBSIDIARIES

			 (A Development Stage Company)


				   FINANCIAL REPORT

		At September 30, 2009 and December 31, 2008 and
	For the Three and Nine Months Ended September 30, 2009 and 2008

		   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			       AND SUBSIDIARIES

			 (A Development Stage Company)

				    INDEX


							PAGE

CONSOLIDATED BALANCE SHEETS				F-2

CONSOLIDATED STATEMENTS OF OPERATIONS			F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS			F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS		F-7 - F-28












					ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY

						  AND SUBSIDIARIES

					    (A Development Stage Company)

					     CONSOLIDATED BALANCE SHEETS



											 September 30,	 December 31,
											     2009	    2008
											 (unaudited)
											--------------	--------------
ASSETS

Current Assets:
	Cash and cash equivalents							$	19,237 	$	61,392
	Others receivable									10,373 		 1,778
	Prepaid expenses (Note 6)								34,991 		29,471
	Inventory										37,912 		 4,249
	Due from related parties (Note 10)							33,481 		33,440
											--------------	--------------
		Total current assets							       135,994 	       130,330

Property and Equipment, net (Note 7)							       348,955 	       381,318
Land use right, net (Note 8)									55,918 		56,822
											--------------	--------------
	Total Assets									$      540,867  $      568,470
											==============	==============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
	Accounts payable								$	17,657 	$	     -
	Accrued expenses (Note 9)								55,666 	       100,091
	Others payable										 2,294 		 1,628
	Deferred revenue								       461,208 	       424,147
	Due to related parties (Note 11)						     3,691,020 	     3,597,601
	Employee Security deposit								39,442 		39,393
											--------------	--------------
		Total Current Liabilities						     4,267,287 	     4,162,860
											--------------	--------------
Commitments and Contingencies (Note 22)								     -   	     -

Shareholders' Equity:
	Zhongke Biotec Agriculture (USA) Company Shareholders' Equity
	Preferred stock, par value $0.001, 50,000,000 shares authorized;
	   none issued and outstanding as of no shares outstanding as of			     -   	     -
	   September 30, 2009 and December 31, 2008
	Common stock, par value $0.001, 250,000,000 shares authorized;
	   86,000,000 shares issued and outstanding as of
	   September 30, 2009 and December 31, 2008						86,000 		86,000
		Registered capital							    19,022,716 	    19,022,716
		Registered capital to-be-received					   (18,926,781)	   (18,926,781)
		Deficit accumulated during the development stage			    (3,711,621)	    (3,586,922)
	Accumulated other comprehensive income						      (426,721)	      (421,995)
											--------------	--------------
		Total Zhongke Biotec Agriculture (USA)
			    Company Shareholders' equity				    (3,956,407)	    (3,826,982)
	Noncontrolling Interest								       229,987 	       232,592
											--------------	--------------
		Total Liabilities and Shareholders' Equity				$      540,867 	$      568,470
											==============	==============
See Notes to Consolidated Financial Statements







					ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY

						  AND SUBSIDIARIES

					    (A Development Stage Company)


					CONSOLIDATED STATEMENTS OF OPERATIONS



													      For the Period
														     August 26, 2003
							For the Three Months Ended	For the Nine Months Ended  (inception) through
							       September 30,		      September 30,	       September 30,
							   2009		   2008		   2009		  2008		   2009
							(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
							----------	----------	----------	----------	-----------
Revenues
     Sales						$	 -   	$	 -   	$	 -   	$	 -   	$	  -
     Costs of Sales			 			 -   		 -   		 -   		 -   		  -
							----------	----------	----------	----------	-----------
          Gross Profit			 			 -   		 -   		 -   		 -   		  -
							----------	----------	----------	----------	-----------
Sales of Experimental Materials			 	   104,382 	     9,920 	   131,347 	    25,518 	    189,832
							----------	----------	----------	----------	-----------
Operating Expenses
     Payroll			 			    10,328 	    13,339 	    33,397 	    45,801 	    230,989
     Employee benefit and pension			       736 	       735 	     2,422 	     2,160 	     30,343
     Depreciation and amortization expenses		    15,083 	    13,372 	    43,757 	    38,838 	    163,881
     Office expenses			 		    13,325 	     6,387 	    29,276 	    37,688 	    317,626
     Vehicle expenses			 		     3,363 	    11,179 	    15,796 	    29,576 	     96,575
     Conference expenses			 	     9,162 	     2,343 	    11,262 	     8,550 	    245,920
     Professional fees			 		     4,654 	    45,062 	    12,869 	    45,910 	    246,205
     Consultancy fees			 			 -   	     1,411 		 -   	    23,434 	    526,090
     Research and development expenses			    22,595 	    43,030 	    65,593 	    79,438 	  1,626,051
     Travel and entertainment			 	    20,735 	    17,941 	    45,034 	    68,189 	    478,556
							----------	----------	----------	----------	-----------
          Total Operating Expenses			    99,981 	   154,799 	   259,406 	   379,584 	  3,962,236
							----------	----------	----------	----------	-----------
Income (Loss) from Operation			 	     4,401 	  (144,879)	  (128,059)	  (354,066)	 (3,772,404)

Other Income (Expenses)
     Interest income			 			31 		24 		48	       803 	     10,689
     Charity donation			 			 -   		 -   		 -   	    (7,144)	     (7,182)
     Other income (expense)			 		(7)	      (517)	       404 	      (500)	        (99)
							----------	----------	----------	----------	-----------
          Total other income (expenses)			 	24 	      (493)	       452 	    (6,841)	      3,408
							----------	----------	----------	----------	-----------
Income before Provision for Income Tax			     4,425 	  (145,372)	  (127,607)	  (360,907)	 (3,768,996)

Provision for Income Tax			 		 -   		 -   		 -   		 -   		  -
							----------	----------	----------	----------	-----------
Net Income (Loss)			 		     4,425 	  (145,372)	  (127,607)	  (360,907)	 (3,768,996)

     Less: Net income attributable to
              noncontrolling interest			       (97)	     3,312 	     2,908 	     8,224 	     57,375
							----------	----------	----------	----------	-----------
Net Income attributable to
     Zhongke Biotec Agriculture (USA) Company		$    4,328 	$ (142,060)	$ (124,699)	$ (352,683)	$(3,711,621)
							==========	==========	==========	==========	===========
Basic and Fully Diluted Earnings per Share		$     0.00 	$    (0.00)	$    (0.00)	$    (0.00)	$     (0.04)
							==========	==========	==========	==========	===========
Weighted average shares outstanding			86,000,000 	85,727,989 	86,000,000 	85,244,667 	 85,192,989
							==========	==========	==========	==========	===========




See Notes to Consolidated Financial Statements







					ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY

						  AND SUBSIDIARIES

					    (A Development Stage Company)

			CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

			FOR THE PERIOD AUGUST 26, 2003 (INCEPTION) THROUGH September 30, 2009



							      Common Stock		Additional			Registered
							    $0.001 Par Value		Paid-in		Registered	Capital
							Shares		Amount		Capital		Capital		to-be-received
							-----------	----------	----------	-----------	-------------
Balances at
  August 26, 2003 (inception)		 			  -   	$	 -   	$	 -   	$16,672,707 	$ (16,672,707)

Capital contribution with
    land use rights-Zhongke		 			  -   		 -   		 -   		  -   	       53,722

Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
  December 31, 2003		 				  -   	$	 -   	$	 -   	$16,672,707 	$ (16,618,985)
							===========	==========	==========	===========	=============
Proceeds from issuance of 10 shares of
    Success Mater's common stocks				 10 		 1 		 -   		  -   		    -

Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
  December 31, 2004		 				 10 	$	 1 	$	 -   	$16,672,707 	$ (16,618,985)
							===========	==========	==========	===========	=============
Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
    December 31, 2005		 				 10 	$	 1 	$	 -   	$16,672,707 	$ (16,618,985)
							===========	==========	==========	===========	=============
Increase in registered capital-Zhongke		 		  -   		 -   		 -   	  2,663,160 	   (2,663,160)

Proceeds from
    capital contribution-Zhongke		 		  -   		 -   		 -   		  -   	      124,800

Minority interest adjustment-Zhongke		 		  -   		 -   		 -   	   (441,351)	      316,551

Comprehensive income
     Net income 						  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
    December 31, 2006						 10 	$	 1 	$	 -   	$18,894,516 	$ (18,840,794)
							===========	==========	==========	===========	=============
Registered capital-Zhongke		 			  -   		 -   		 -   		  -   		    -

Registered capital-Qinyuan		 			  -   		 -   		 -   	    128,200 	     (128,200)

Proceeds from
    capital Contribution-Qinyuan		 		  -   		 -   		 -   		  -   	      128,200

Proceeds from issuance of 90 shares of
    Success Mater's common stocks		 		 90 		12 		 -   		  -   		    -

Proceeds from additional paid-in capital
    contribution-Success Mater		 			  -   		 -   	   128,200 		  -   		    -

Cash used for Success Mater to
    acquire Qinyuan		 				  -   		 -   	  (128,200)		  -   		    -

Common stocks issued for
     acquisition of Success Mater
     (Reverse merger)		 			 84,999,000 	    84,999 		 -   		  -   	      (84,999)

Success Mater
      share exchange		 			       (100)	       (13)		 -   		  -   		   13

Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
    December 31, 2007		 			 84,999,000 	$   84,999 	$	 -   	$19,022,716 	$ (18,925,780)
							===========	==========	==========	===========	=============
Reverse merger adjustment*		 		  1,001,000 	     1,001 		 -   		  -   	       (1,001)

Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
    December 31, 2008		 			 86,000,000 	$   86,000 	$	 -   	$19,022,716 	$ (18,926,781)
							===========	==========	==========	===========	=============
Comprehensive income
     Net income 		 				  -   		 -   		 -   		  -   		    -
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		  -   		    -
     Total other comprehensive income
Total comprehensive income
							-----------	----------	----------	-----------	-------------
Balances at
    September 30, 2009		 			 86,000,000 	$   86,000 	$	 -   	$19,022,716 	$ (18,926,781)
							===========	==========	==========	===========	=============






See Notes to Consolidated Financial Statements







					ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY

						  AND SUBSIDIARIES

					    (A Development Stage Company)

			CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

			FOR THE PERIOD AUGUST 26, 2003 (INCEPTION) THROUGH September 30, 2009


					  	     (CONTINUED)







									Accumulated
							Retained	Other				Total
							Earnings	Comprehensive	Noncontrolling	Shareholders'	Comprehensive
							(Deficit)	Income		Interest	Equity		Income
							-----------	----------	----------	------------	-------------
Balances at
  August 26, 2003 (inception)				$	  -   	$	 -   	$	 -   	$	   -

Capital contribution with
    land use rights-Zhongke			 		  -   		 -   		 -   	      53,722

Comprehensive income
     Net income 			 		    (10,286)		 -   		 -   	     (10,286)	$     (10,286)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		   -   		    -
															-------------
     Total other comprehensive income												    -
															-------------
Total comprehensive income												$    (10,286)
							-----------	----------	----------	------------	============
Balances at
  December 31, 2003					$   (10,286)	$	 -   	$	 -   	$     43,436
							===========	==========	==========	============
Proceeds from issuance of 10 shares of
    Success Mater's common stocks				  -   		 -   		 -   		   1

Comprehensive income
     Net income 			 		   (401,370)		 -   		 -   	    (401,370)	$    (401,370)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   		 -   		 -   		   -   		    -
															-------------
     Total other comprehensive income											 	    -
															-------------
Total comprehensive income												$    (401,370)
							-----------	----------	----------	------------	=============
Balances at
  December 31, 2004					$  (411,656)	$	 -   	$	 -   	$   (357,933)

Comprehensive income
     Net income 			 		   (832,464)		 -   		 -   	    (832,464)	$    (832,464)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   	   (21,558)		 -   	     (21,558)	      (21,558)
															-------------
     Total other comprehensive income											      (21,558)
															-------------
Total comprehensive income												$    (854,022)
							-----------	----------	----------	------------	=============
Balances at
    December 31, 2005					$(1,244,120)	$  (21,558)	$	 -   	$ (1,211,955)
							===========	==========	==========	============
Increase in registered capital-Zhongke			 	  -   		 -   		 -   		   -

Proceeds from
    capital contribution-Zhongke				  -   		 -   		 -   	     124,800

Minority interest adjustment-Zhongke				  -   		 -   	   124,800 		   -

Comprehensive income
     Net income 					   (641,221)		 -   	   (14,961)	    (656,182)	$    (656,182)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   	   (54,477)	     3,087 	     (51,390)	      (51,390)
															-------------
     Total other comprehensive income											      (51,390)
															-------------
Total comprehensive income												$    (707,572)
							-----------	----------	----------	------------	=============
Balances at
    December 31, 2006					$(1,885,341)	$  (76,035)	$  112,926 	$ (1,794,727)
							===========	==========	==========	============
Registered capital-Zhongke			 		  -   		 -   	   130,280 	     130,280

Registered capital-Qinyuan			 		  -   		 -   		 -   		   -

Proceeds from
    capital Contribution-Qinyuan			 	  -   		 -   		 -   	     128,200

Proceeds from issuance of 90 shares of
    Success Mater's common stocks			 	  -   		 -   		 -   		  12

Proceeds from additional paid-in capital
    contribution-Success Mater			 		  -   		 -   		 -   	     128,200

Cash used for Success Mater to
    acquire Qinyuan			 			  -   		 -   		 -   	    (128,200)

Common stocks issued for
     acquisition of Success Mater
     (Reverse merger)			 			  -   		 -   		 -   		   -

Success Mater
      share exchange			 			  -   		 -   		 -   		   -

Comprehensive income
     Net income 			 		   (768,052)		 -   	   (17,729)	    (785,781)	$    (785,781)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   	  (150,122)	     13,213 	    (136,909)	     (136,909)
															-------------
     Total other comprehensive income											     (136,909)
															-------------
Total comprehensive income												$    (922,690)
							-----------	----------	----------	------------	=============
Balances at
    December 31, 2007					$(2,653,393)	$ (226,157)	$   238,690 	$ (2,458,925)
							===========	==========	==========	============
Reverse merger adjustment*			 		  -   		 -   		 -   		   -

Comprehensive income
     Net income 					   (933,529)		 -   	   (21,777)	    (955,306)	$    (955,306)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   	  (195,838)	     15,679 	    (180,159)	     (180,159)
															-------------
     Total other comprehensive income											     (180,159)
															-------------
Total comprehensive income												$  (1,135,465)
							-----------	----------	----------	------------	=============
Balances at
    December 31, 2008					$(3,586,922)	$ (421,995)	$   232,592 	$ (3,594,390)
							===========	==========	==========	============
Comprehensive income
     Net income 					   (124,699)		 -   	     (2,908)	    (127,607)	$    (127,607)
     Other comprehensive income, net of tax:
           Effects of foreign currency conversion		  -   	    (4,726)		303 	      (4,423)	       (4,423)
															-------------
     Total other comprehensive income											       (4,423)
															-------------
Total comprehensive income												$    (132,030)
							-----------	----------	----------	------------	=============
Balances at
    September 30, 2009					$(3,711,621)	$ (426,721)	$   229,987 	$ (3,726,420)
							===========	==========	==========	============





See Notes to Consolidated Financial Statements







					ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY

						  AND SUBSIDIARIES

					    (A Development Stage Company)

					 CONSOLIDATED STATEMENTS OF CASH FLOWS




												 For the Period
												August 26, 2003
								 For the Nine Months Ended    (inception) through
								        September 30, 		  September 30,
								    2009	    2008	     2009
								(unaudited)	(unaudited)	  (unaudited)
								----------	----------	---------------
Operating Activities

Net income (loss)						$ (124,699)	$ (352,683)	$    (3,711,621)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest			 		    (2,908)	    (8,224)	     	(57,375)
        Depreciation			 			    42,783 	    37,885 		154,920
        Amortization			 			       974 	       953 		 8,961
Changes in operating assets and liabilities:
   (Increase)/Decrease in others receivable			    (8,585)	   (12,197)		(10,236)
   (Increase)/Decrease in prepaid expenses			    (5,445)	    23,992 		(24,575)
   (Increase)/Decrease in inventory				   (33,629)	       785 		(37,394)
   (Increase)/Decrease in due from related parties			 -   		 -   		574,520
    Increase/(Decrease) in accounts payable and accrued expenses   (26,989)	    46,798 		 64,997
    Increase/(Decrease) in other payable			       662 	   (12,531)		     10
    Increase/(Decrease) in deferred revenue			    36,017 	   167,884 		431,991
    Increase/(Decrease) in employee security deposit			 -   		 -   		 33,480
								----------	----------	---------------
Net cash provided (used) by operating activities		  (121,819)	  (107,338)	     (2,572,322)
								----------	----------	---------------
Investing Activities

Cash used for Success to acquire Qinyuan			 	 -   		 -   	       (128,200)
Purchase of fixed assets			 		    (1,183)	   (78,401)	       (446,911)
Purchase of trade mark			 				 -   		 -   		 (1,148)
Loans to related parties			 			 -   		 -   	       (553,671)
								----------	----------	---------------
Net cash (used) by investing activities			 	    (1,183)	   (78,401)	     (1,129,930)
								----------	----------	---------------
Financing Activities

Proceeds from capital contribution			 		 -   		 -   		381,213
Loans from related parties			 		    84,724 		 -   	      3,163,344
Payback of loans from related parties			 		 -   	  (124,254)		      -
								----------	----------	---------------
Net cash provided (used) by financing activities		    84,724 	  (124,254)	      3,544,557

Increase (decrease) in cash			 		   (38,278)	  (309,994)	       (157,695)
Effects of exchange rates on cash			 	    (3,877)	   (18,664)		176,932
Cash at beginning of period					    61,392 	   352,887 		      -
								----------	----------	---------------
Cash at end of period						$   19,237 	$   24,230 	$	 19,237
								==========	==========	===============
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest							$	 -   	$	 -   	$	      -
								==========	==========	===============
       Income taxes						$	 -   	$	 -   	$	      -
								==========	==========	===============

See Notes to Consolidated Financial Statements




                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







NOTE 1-BASIS OF PRESENTATION

The  accompanying  unaudited financial statements of Zhongke Biotec Agriculture
(USA) Company and subsidiaries, (the "Company" or "Zhongke USA") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company ("Management") believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2008.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and nine months ended September 30, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On July 25, 2008, the shareholder of Zhongke USA enter into a Plan of Exchange Agreement (the "Plan") with the shareholders of Success Mater Investment Limited ("Success Mater"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to the completion of the Plan, Success Mater became a wholly-owned subsidiary of Zhongke USA.

Success Mater was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited liability company. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

On March 9, 2007, Success Mater entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Agreement, Success Mater agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200. Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success Mater.

Qinyuan was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On January 5, 2007, Qinyuan executed a share exchange agreement (the "Share Exchange") with Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"), whereby the shareholders of Qinyuan exchanged 97.72% of the equity ownership in Qinyuan for 97.72% of the equity ownership in Zhongke. Subsequent to completion of the Share Exchange, Zhongke became a majority-owned subsidiary of Qinyuan.

Zhongke was incorporated in Yangling City, Shanxi Province, PRC on August 26, 2003 under the Company Law of PRC. Zhongke is principally engaged in the business of research and development of various plant seeds. Zhongke has not developed any plant seeds with plant variety protections to date, and has not generated revenue from its planned principle operations. Beginning from January 2009, Zhongke plans on becoming involved in the business of production and distribution of wine. There is no assurance, however, that Zhongke will achieve its objectives or goals.

On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Zhongke and Lvxiang are the two of these affiliated companies that are engaged in business operations. Zhongke USA, Success Mater, and Qinyuan are holding companies, whose business is to hold an equity ownership interest in Zhongke and its subsidiary, Lvxiang. All these affiliated companies are hereafter referred to as the "Company", whose structure is outlined as following:


                  Zhongke Biotec Agriculture (USA) Company
                                "Zhingke USA"
                    Incorporated in the State of Nevada
                            on October 25, 2007
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	 ------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 97.72% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003
				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007



                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

The share exchange between Zhongke USA and Success Mater is being accounted for as a "reverse merger," since the stockholders of Success Mater own a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Success Mater is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the share exchange will be those of Success Mater and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company's consolidated financial statements will include the assets and liabilities of both Zhongke USA and Success Mater, the historical operations of Success Mater and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Currently, the Company is principally engaged in the business of research and development of hybrid seeds. The Company has not yet developed any hybrid seeds with plant variety protections to date. The Company also plans on becoming involved in the business of production and distribution of fruit juice. Beginning from January 2009, the Company plans on becoming involved in the business of production and distribution of wine. There is no assurance, however, that the Company will achieve its objectives or goals.

The Company is considered to be a development stage company, as it has not generated revenue from its planned principle operations.

NOTE 3-CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4-GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $3,711,621 at September 30, 2009 that includes losses of $124,699 and $933,529 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. In addition, The Company has a working capital deficiency of $4,131,293 and a shareholders' deficiency of $3,956,407 at September 30, 2009. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period August 26, 2003 (inception) to September 30, 2009, the Company relied heavily for its financing needs on its shareholder/directors as more fully disclosed in Note 11.

NOTE 5-SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

FOREIGN CURRENCIES TRANSLATION

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $426,721and $421,995 as of September 30, 2009 and December 31, 2008, respectively. The balance sheet amounts with the exception of equity at September 30, 2009 were translated at 6.838 RMB to $1.00 USD as compared to
6.854 RMB at December 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended September 30, 2009 and 2008 were 6.843 RMB and 7.00 RMB, respectively.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENT OF CASH FLOWS

In accordance with FASB guidance, cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

REVENUE RECOGNITION

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

DEFERRED REVENUE

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

OTHERS RECEIVABLE

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

SUPPLIES

Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

INVENTORY

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

              Building and warehouses           20 years
              Machinery and equipment          	7-10 years
              Office equipment and furniture    5 years
              Motor vehicles                    5 years

IMPAIRMENT OF LONG-LIFE ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LAND USE RIGHT

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shanxi Province for a forty-seven-year period ended October 13, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

DUE FROM/TO AFFILIATES

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are majority owned and controlled by directors of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS FROM DIRECTORS AND OFFICERS

Loans from directors and officers are temporally short-term loans from our owners and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

SALES OF EXPERIENTIAL MATERIALS

During its research and development process of hybrid seeds, Zhongke grows various plants, such as fruit and vegetable. For the extra items that Zhongke no longer needs in its research and development process, it sales to third parties and therefore generates other operating income.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to contractors who perform research and development function for the Company. The research and development costs were $65,593 and $79,425 for the nine months ended September 30, 2009 and 2008, respectively

ADVERTISING COSTS

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $11,262, and $4,644 for the nine months ended September 30, 2009 and 2008, respectively.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension was $2,208, and $2,160 for the nine months ended September 30, 2009 and 2008, respectively.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a PRC resident company is obligated to pay a value-added tax ("VAT") at a rate of 17% of the gross sales price or at a rate approved by the local government. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from value-added tax.

INCOME TAXES

In accordance with FASB guidance, the Company accounts for income tax using the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

The Company accounts for income taxes in interim periods in accordance with FASB guidance. The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATUTORY RESERVES

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

COMPREHENSIVE INCOME

FASB guidance establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

SEGMENT REPORTING

FASB guidance establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL INFORMATION

The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2009, and 2008, have been included. Readers of these financial statements should note that the interim results for the nine-month periods ended September 30, 2009, and September 30, 2008, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

EARNINGS (LOSS) PER SHARE

The Company reports earnings per share in accordance with FASB guidance, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period August 26, 2003 (inception) through September 30, 2009.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF MEASUREMENTS

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

LEVEL 1: Unadjusted quoted prices in active markets for identical assets or liabilities

LEVEL 2: Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

LEVEL 3:  Unobservable inputs. Unobservable inputs reflect the assumptions that
the   Company  develops  based  on  available  information  about  what  market participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

SUBSEQUENT EVENTS

The Company evaluated subsequent events through the time of filing this Quarterly Report on Form S-1 on January 29, 2010. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our financial statements.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board ("FASB") amended its guidance on accounting for variable interest entities ("VIE"). Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. This new guidance will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The Management does not expect that the adoption of this new guidance would have a material effect on the Company's financial position and results of operations.

In May 2009, the FASB issued new accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. The new guidance also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new accounting guidance was effective for our Company beginning with our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, and is being applied prospectively. This change in accounting policy had no impact on our consolidated financial statements.

In April 2009, the FASB issued new guidance regarding accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This new guidance amends and clarifies the accounting, measurement and recognition provisions and the related disclosures arising from contingencies in a business combination. The Company adopted this new guidance on January 1, 2009. There was no significant impact upon adoption, and its effects on future periods will depend on the nature and significance of business combinations subject to this guidance.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In April 2009, the FASB issued new guidance regarding determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This new guidance provides additional guidance for estimating fair value when the volume and level of market activity for an asset or liability have significantly decreased when compared with normal market activity for the asset or liability. If there is a significant decrease in the volume and activity for the asset or liability, transactions or quoted prices may not be determinative of fair value in an orderly transaction and further analysis and adjustment of the transactions or quoted prices may be necessary. This new guidance was applied prospectively and was effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

In April 2009, the FASB issued new guidance regarding recognition and presentation of other-than-temporary impairments. This new guidance amends the method for determining whether another-than-temporary impairment exists and the classification of the impairment charge for debt securities and the related disclosures. This new guidance was applied prospectively and was effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB amended its guidance on accounting for business combinations. The new accounting guidance is being applied prospectively to all business combinations subsequent to the effective date. Among other things, the new guidance amends the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. It also establishes new disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. The Company adopted this new guidance on January 1, 2009. There was no material impact on the Company's financial position and results of operations upon adoption, and their effects on future periods will depend on the nature and significance of business combinations subject to this guidance.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2007, the FASB issued new accounting and disclosure guidance related to noncontrolling interests in subsidiaries (previously referred to as minority interests), which resulted in a change in our accounting policy effective January 1, 2009. Among other things, the new guidance requires that a noncontrolling interest in a subsidiary be accounted for as a component of equity separate from the parent's equity, rather than as a liability. The new guidance is being applied prospectively, except for the presentation and disclosure requirements, which have been applied retrospectively. The adoption of this new accounting policy did not have a significant impact on our consolidated financial statements.

In December 2007, the FASB issued new accounting guidance that defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. It also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to those arrangements. This new accounting guidance was effective for our Company on January 1, 2009, and its adoption did not have a significant impact on our consolidated financial statements.

In September 2006, the FASB issued new accounting guidance that defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurements. However, in February 2008, the FASB delayed the effective date of the new accounting guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until January 1, 2009. The adoption of this new accounting guidance for our nonfinancial assets and nonfinancial liabilities did not have a significant impact on our consolidated financial statements.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 6-PREPAID EXPENSES

Prepaid expenses consist of the following:

                                       September 30,          December 31,
                                           2009                   2008
                                        (unaudited)
					---------		-------
Prepaid rental expenses                 $   1,152               $13,435
Prepaid office expenses                    33,839                16,036
					---------		-------
Total                                   $  34,991               $29,471


NOTE 7-PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

                                       September 30,           December 31,
                                           2009                   2008
                                        (unaudited)
					-----------	       -----------
Building and warehouses                 $   276,154            $   128,463
Machinery and equipment                   2,915,015              2,910,259
Office equipment and furniture               57,837                 56,892
Motor vehicles                              157,182                156,989
					-----------	       -----------
                                          3,406,188              3,252,603

Less: Accumulated depreciation           (3,057,233)            (3,010,757)
					-----------	       -----------
                                            362,838                241,846


Add: Construction in progress                     -                139,472

Total                                   $   348,955            $   381,318
					===========	       ===========

Depreciation expense charged to operations was $42,783 and $37,885 for the nine months ended September 30, 2009 and 2008, respectively.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8-LAND USE RIGHT

The following is a summary of land use right, less amortization:


                                       September 30,           December 31,
                                           2009                   2008
                                        (unaudited)
					-----------	       -----------
Land use right                          $    66,125            $    66,043
Less: Amortization                          (10,207)                (9,221)
Accounts  receivable, net               $    55,918            $    56,822


Amortization expense charged to operations was $974 and $953 for the nine months ended September 30, 2009 and 2008, respectively.


NOTE 9- ACCRUED EXPENSES

Accrued expenses consist of the following:


                                       September 30,           December 31,
                                           2009                   2008
                                        (unaudited)
					-----------	       -----------
Accrued employee benefit and pension    $    27,308            $    31,675
Accrued professional fees                    28,358                 68,416
Total                                   $    55,666            $   100,091



NOTE 10-DUE FROM RELATED PARTIES

Due from related parties consists of the following:


                                       September 30,           December 31,
                                           2009                   2008
                                        (unaudited)
					-----------	       -----------

Name of Related Party
Shaanxi Xidenghui Shiye Co., Ltd.       $    33,481            $    33,440
Total                                   $    33,481            $    33,440

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11- DUE TO RELATED PARTIES

Due to related parties consists of the following:


                                                   September 30,  December 31,
                                                        2009         2008
Name of Related Party                 Description   (unaudited)
---------------------		      -----------   ----------	  -----------
Shaanxi Dukang Group Co., Ltd. 	      Affiliates    $   65,736    $    29,180
Shaanxi Lantian Fupin
	Investment Co., Ltd.          Affiliates        29,216         29,180
Mr. Hongjun Zhang                     Director         365,198        316,457
Ms. Ming Chen                         Director         542,175        541,510
Ms. Ping Li                           Director         661,277        660,466
Mr. Shengli Wang                      Director         834,507        833,483
Mr. Pingjun Nie                       Director         974,480        969,162
Mr. Hua Li                            Director         218,431        218,163
						    ----------	  -----------
Total                                               $3,691,020    $ 3,597,601
						    ==========	  ===========

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12-RELATED PARTY TRANSACTIONS

Zhongke  outsources  some  of  the  research  and  development projects to  its
affiliates,   which  are  majority owned and controlled  by  directors  of  the
Company. Research and development expenses paid to the affiliates are summarized as following:



                                                                 For the Period
                                                                 August 26, 2003
                                          For the nine Months      (inception)
                                          Ended September 30,        through
                                           2009      2008         September 30,
                                                                      2009
                                         (unaudited) (unaudited)   (unaudited)
					  ---------   ---------	    ----------
Name of Affiliate
Shaanxi Baishui Dukang Wine
    Development Co.,Ltd.                  $  	  -   $       -     $  282,936

Shaanxi Changjiang Investment
    Management Co., Ltd.                          -           -         42,359

Shaanxi Zhongke Research and
    Development Center Co., Ltd.               	  -           -        367,010

Weinan Huihuang Trading Co., Ltd.              	  -           -         76,214

Shaanxi Changjiang Petroleum
    Development Co., Ltd.                      	  -           -        502,705

Heyang Research and Development
    Basis Co., Ltd.                            	  -           -         36,634
					  ---------   ---------	    ----------
                                          $   	  -   $       -     $1,307,858
					  =========   =========	    ==========


NOTE 13-STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME



                                                 For the Three Months Ended	For the Nine Months Ended
                                                       September 30,		      September 30,
                                                  2009               2008	 2009		    2008
                                               (unaudited)       (unaudited)  (unaudited)        (unaudited)
					       ----------	 ----------   ----------	 ----------
Net income                                     $   (4,425)       $ (145,373)  $ (127,607)	 $ (360,908)
Other comprehensive income, net of tax:
Effects of foreign currency conversion                  1            (7,624)	  (4,423)	   (172,299)
Total other comprehensive, not of tax                   1            (7,624)	  (4,423)	   (172,199)
Comprehensive income                                4,426          (152,997)	(132,030)	   (533,107)
Comprehensive income attributable to
the noncontrolling interest                           (97)            2,722	  (2,605)	     (7,586)
Comprehensive income attributable to
Zhongke Biotec Agriculture (USA) Company       $    4,329        $ (150,275)	(129,425)	   (540,693)




                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14-COMMITMENTS AND CONTINGENCIES

THE COMPANY'S ASSETS ARE LOCATED IN PRC AND REVENUES ARE DERIVED FROM OPERATIONS IN PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fees*             $     30
Federal Taxes                         -
State Taxes                           -
Legal Fees and Expenses          25,000
Transfer Agent and Printing      10,000
Accounting Fees and Expenses     47,000
Miscellaneous (1)                 7,500
			       --------
Total                          $ 89,530
			       --------

* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.

Item 14. Indemnification  of  Directors  and  Officers.        Our  articles of
incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if

   (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or
   (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

     At inception, the company privately offered 150,000 founder shares to Charles Barkley, its attorney and present securities counsel and 850,000 founder shares of Common Stock at inception to four Chinese individuals who were non-US persons as defined by Regulation S. One Thousand Shares were issued to our securities counsel in October, 2007 and the remaining shares were issued in July, 2008. These shares were issued in exchange for the costs and services in establishing the newly created entity.

We believe, the securities offered in these transactions were exempt from registration in accordance with Section 4(2) of the Securities Act an Regulation D promulgated there under( as to Mr. Barkley) and Regulation S as to the four Chinese individuals who were non-US persons.

       As part of the reverse merger we issued 85 Million shares in July 2008 entirely to non-US persons who were shareholders of the PRC entities acquired in exchange for the outstanding shares of the PRC entities as set forth herein..


The securities offered, including the common stock, were in reliance upon the exemption from registration contained in Regulation S promulgated there under, which exempts transactions by an issuer not involving any public offering.


     We believe that the securities exchanged to the non-US persons were private placements, and were exempt from registration under Regulation S, promulgated under the Securities Act. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was a "non-US person", as defined in Regulation S promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.


Item 16. Exhibits.

     The following is a list of Exhibits filed as part of this registration statement:


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
----------        ----------------------
3.1 *             Articles of Incorporation

3.2 *             Bylaws

4.1 *             Form of Stock Certificate


5.1               Legal Opinion* (Filed herewith)


14.1 		  Code of Ethics
23.1              Consent of Charles Barkley, Attorney (Included in exhibit 5)
23.2              Consent of Greg Lamb, CPA (Filed Herewith)


----


   * Previously Filed

   - Filed herewith

ITEM 17.
UNDERTAKINGS


Reg. {section}229.512. Item 512. Include each of the following undertakings that is applicable to the offering being registered. 69
(a) Rule 415 offering.1 Include the following if the securities are registered pursuant to Rule 415 under the Securities Act ({section}230.415 of this chapter): The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum20offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ({section} 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 ({section}239.13 of this chapter) or Form S-8 ({section}239.16b of this chapter) or Form F-3 ({section} 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. Provided further, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 ({section} 239.11 of this chapter) or Form S-3 ({section} 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to
Item 1100(c) of Regulation AB ({section} 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by {section}210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F- 3 ({section} 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or {section} 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. 1 Paragraph (a) reflects proposals made in Securities Act Release No. 6334 (Aug. 6, 1981).70

(c) Warrants and rights offerings. Include the following, with appropriate modifications to suit the particular case, if the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public: The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Competitive bids. Include the following, with appropriate modifications to suit the particular case, if the securities to be registered are to be offered at competitive bidding: The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that t time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e) Incorporated annual and quarterly reports. Include the following if the registration statement specifically incorporates by reference (other than by indirect incorporation by reference through a Form 10-K ({section}249.310 of this chapter) report) in the prospectus all or any part of the annual report to security holders meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act ({section}240.14a-3 and 240.14c-3 of this chapter): The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) Equity offerings of nonreporting registrants. Include the following if equity securities of a registrant that prior to the offering had no obligation to file reports with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act are being registered for sale in an underwritten offering: The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) Registration on Form S-4 or F-4 of securities offered for resale. Include the following if the securities are being registered on Form S-4 or F-4
({section}239.25 or 34 of this chapter) in connection with a transaction specified in paragraph (a) of Rule 145 ({section}230.145 of this chapter).

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or
(ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ({section}230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement on Form S-8. Include the following if accelerate ion is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act ({section}230.461 of this chapter), or, if the registration statement is filed on Form S-8, and (1) any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) the underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons 71 of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling20person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933 ({section}230.430A of this chapter): The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) Qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings. Include the following if the registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be issued, offered, or sold on a delayed basis by or on behalf of the registrant: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k) Filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement pursuant to Item 1100(c) of Regulation AB ({section} 229.1100(c)): The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (l) Filings regarding asset-backed securities that provide certain information through an Internet Web site. Include the following if the registration statement is to provide information required by Item 1105 of Regulation AB ({section} 229.1105) through an Internet Web site in accordance with Rule 312 of Regulation S-T ({section} 232.312 of this chapter): The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(1) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Guangzhou, China on Januray 29, 2010.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



ZHONGKE BIOTEC AGRICULTURE (USA), INC.



/s/ Chen,  Min
--------------
By: Chen,  Min
Title: CEO, Director





ZHONGKE BIOTEC AGRICULTURE (USA), INC.



/s/ Li  Ping
------------
By: Li  Ping
Title: Chief Financial Officer, Director



/s/ Ao,  Jiang Feng
-------------------
By: Ao,  Jiang Feng
Title: President
(Principal Accounting Officer)

Date: January 29, 2010


A Majority of the Board of Directors


/s/ Nie,  Pingjun
-----------------
By: Nie,  Pingjun
Title: Chairman and Director


/s/ Chen, Min
-------------
By: Chen,  Min
Title: CEO and Director

/s/ Li  Ping
------------
By: Li  Ping
Title: CFO and Director